Exhibit 10.2

ASSET PURCHASE AGREEMENT

by and among

Miami Valley Gaming & Racing, LLC

as “Buyer”

and

Lebanon Trotting Club, Inc. and Miami Valley Trotting, Inc.,

as “Sellers”

and

Keith A. Nixon, Jr. and John Carlo,

as “Sellers’ Representatives”

Dated: March 1, 2012

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4.	REPRESENTATIONS AND WARRANTIES OF BUYER		30
	4.1	Organization And Good Standing	30
	4.2	Authority; No Conflict	30
	4.3	Certain Proceedings	30
	4.4	Brokers Or Finders	31

5.	COVENANTS OF SELLERS PRIOR TO CLOSING		31
	5.1	Access And Investigation	31
	5.2	Operation of the Business of Sellers	31
	5.3	Negative Covenant	32
	5.4	Required Approvals	32
	5.5	Notification	32
	5.6	No Negotiation	32
	5.7	Commercially Reasonable Efforts	33
	5.8	Additional Financial Statements	33

6.	COVENANTS OF BUYER PRIOR TO CLOSING		33
	6.1	Required Approvals	33
	6.2	Commercially Reasonable Efforts	33
	6.3	Monthly Advance of Operating Funds	33
	6.4	Buyer’s Pre-Closing Actions	33

7.	CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE		34
	7.1	Accuracy Of Representations	34
	7.2	Sellers’ Performance	34
	7.3	Consents	34
	7.4	Environmental Report	34
	7.5	Additional Documents	34
	7.6	No Proceedings	35
	7.7	No Conflict	35
	7.8	Governmental Authorizations, etc	35
	7.9	New Property Closing	36
	7.10	No Material Adverse Change	36
	7.11	Shareholder Approval and Dissenting Shareholders	36
	7.12.	Raceway Facilities Lease Agreement	36
	7.13	Financing	36

8.	CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE		36
	8.1	Accuracy Of Representations	36
	8.2	Buyer’s Performance	36
	8.3	Consents	37
	8.4	Additional Documents	37
	8.5	No Injunction	37

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9.	TERMINATION		37
	9.1	Termination Events	37
	9.2	Effect Of Termination	38

10.	ADDITIONAL COVENANTS		38
	10.1	Employees And Employee Benefits	38
	10.2	Payment Of All Taxes Resulting From Sale Of Acquired Assets By Sellers	38
	10.3	Payment Of Other Retained Liabilities	38
	10.4	Reports And Returns	38
	10.5	Assistance In Proceedings	38
	10.6	Noncompetition, Nonsolicitation And Nondisparagement	39
	10.7	Retention Of And Access To Records	40
	10.8	Further Assurances	40
	10.9	Buyer’s Gross Gaming Revenue	40
	10.10	Change Of Name	41
	10.11	Property Acquisition Funds	41
	10.12	New Property and Ground Lease	41
	10.13	Sale of New Property to Buyer	41

11.	INDEMNIFICATION; REMEDIES		41
	11.1	Indemnification by Sellers	41
	11.2	Indemnification by Buyer	43
	11.3	Notice of Claims	44
	11.14	Third Person Claims	44

12.	CONFIDENTIALITY		44

13.	GENERAL PROVISIONS		45
	13.1	Expenses	45
	13.2	Public Announcements	45
	13.3	Notices	45
	13.4	Jurisdiction; Service of Process	47
	13.5	Enforcement Of Agreement	47
	13.6	Waiver; Remedies Cumulative	48
	13.7	Entire Agreement And Modification	48
	13.8	Disclosure Letter	48
	13.9	Assignments, Successors And No Third-Party Rights	48
	13.10	Severability	49
	13.11	Construction	49
	13.12	Governing Law	49
	13.13	Execution Of Agreement	49
	13.14	Sellers’ Representatives	49
	13.15	Termination of Restated Joint Venture Plan	51

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LIST OF EXHIBITS

Exhibit 2.4(a)	Assumed Liabilities
Exhibit 2.5	Purchase Price Allocation
Exhibit 2.7(a)(i)	Bill of Sale
Exhibit 2.7(a)(ii)	Assignment and Assumption Agreement
Exhibit 2.7(a)(iv)	Intellectual Property Assignments
Exhibit 2.7(a)(vi)	Lease Agreement
Exhibit 2.7 (a)(vii)	Ground Lease
Exhibit 2.7 (a)(viii)	Escrow Agreement
Exhibit 2.7(a)(x)	Noncompetition Agreements
Exhibit 2.7(a)(xii)	Security Agreement
Exhibit 2.7(a)(xiii)	Premises Purchase Promissory Note
Exhibit 2.7(b)(iii)	Buyer Promissory Note
Exhibit 2.7(b)(iv)	DNC Gaming’s No Liability Acknowledgement
Exhibit 7.3	Material Consents
Exhibit 13.8	Disclosure Letter
Exhibit 13.15	Termination and Mutual Release Agreement

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is dated March 1, 2012, by and among Miami Valley Gaming & Racing, LLC, a Delaware limited liability company (“Buyer”); Lebanon Trotting Club, Inc., an Ohio corporation (“Lebanon Trotting”), and Miami Valley Trotting, Inc., an Ohio corporation (“Miami Valley Trotting”) (each of Lebanon Trotting and Miami Valley Trotting a “Seller” and, together, the “Sellers”); and C. Keith Nixon, Jr., a resident of the State of Ohio (“Nixon”), and John Carlo, a resident of the State of Ohio (“Carlo”) (each of Nixon and Carlo a “Sellers’ Representative” and, together, the “Sellers’ Representatives”).

RECITALS

Sellers desire to sell, and Buyer desires to purchase, the Acquired Assets of Sellers for the consideration and on the terms set forth in this Agreement.

The Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS AND USAGE.

1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

“Adjustment Amount”—as defined in Section 2.8(d).

“Affiliate”—with respect to any Person, any other Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person.

“Aggregate Working Capital”—as defined in Section 2.3(b).

“Acquired Assets”—as defined in Section 2.1.

“Acquired Contracts”—as defined in Section 2.1(j).

“Assignment and Assumption Agreement”—as defined in Section 2.7(a)(ii).

“Assumed Liabilities”—as defined in Section 2.4(a).

“Balance Sheets”—as defined in Section 3.4.

“Benefit Plans”—as defined in Section 3.14.

“Bill of Sale”—as defined in Section 2.7(a)(i).

“Business”— means (i) the operation of the harness horse racing facility in Lebanon, Ohio, (ii) the ownership, development, construction and operation of the New Facility, (iii) the operation of a pari-mutuel racing or video lottery gaming business, and (iv) all other activities related to the foregoing, including the operation of hotels (if applicable), restaurants, parking lots and other related amenities, assets and operations.

“Business Day”—any day other than Saturday, Sunday and any other day on which banks in Ohio are permitted or required to be closed.

“Buyer”—as defined in the first paragraph of this Agreement.

“Buyer Indemnified Persons”—as defined in Section 11.1(a).

“Buyer Promissory Note”—as defined in Section 2.7(b)(iii).

“Cannon Case”—as defined in Section 2.4(b)(xii).

“Claim Notice”—as defined in Section 11.3(a).

“Closing”—as defined in Section 2.6.

“Closing Date”—the date on which the Closing actually takes place.

“Closing Balance Sheet”—as defined in Section 2.8(a).

“Code”—the Internal Revenue Code of 1986.

“Commencement Date”—the date on which a permanent video lottery gaming facility located on the New Property is opened to the general public.

“Competing Business” —as defined in Section 3.24.

“Consent”—any approval, consent, ratification, waiver or other authorization.

“Consulting Agreement”—the consulting agreement executed on the date hereof by Buyer and each of Ohio Racing and Gaming Solutions, LLC, Nixon and Carlo.

“Contemplated Transactions”—all of the transactions contemplated by this Agreement.

“Contingent Payment”—as defined in Section 2.3(d).

“Contract”—any agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Crowe Case”—as defined in Section 2.4(b)(xii).

“Damages”—collectively or separately, any loss, Liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a Third-Party Claim.

“Disclosure Letter”—the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement pursuant to Section 13.8.

“DNC Gaming”—Delaware North Companies Gaming & Entertainment, Inc.

“Drop Dead Date” as defined in Section 9.1(f).

“Encumbrance”—any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership, other than easements, conditions, rights of way, or restrictions of record that, individually or in the aggregate, do not prevent or interfere with the use of the Owned Real Property as now being used by Sellers.

“Environment”—soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply (if supplied by Sellers), stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental, Health and Safety Liabilities”—any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product); (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person but provided such Cleanup is required for compliance with Environmental Law or Occupational Safety and Health Law) and for any natural resource damages; or (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law. The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

“Environmental Law”—any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated; (d) protecting resources, species or ecological amenities; (e) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances; (f) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; (g) regulation of animal feeding operations or concentrated animal feeding operations; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA”—the Employee Retirement Income Security Act of 1974.

“Escrow Agent”—as defined in Section 2.3(a).

“Escrow Agreement”—as defined in Section 2.3(a).

“Excluded Assets”—as defined in Section 2.2.

“Facilities”—any real property, leasehold or other interest in real property currently owned or operated by any Seller, including the Tangible Personal Property used or operated by any Seller at the respective locations of the Real Property specified in Sections 3.7 and 3.8. Notwithstanding the foregoing, for purposes of the definitions of “Hazardous Activity” and

“Remedial Action” and Section 3.20, “Facilities” or “Facility” shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by any Seller, including the Tangible Personal Property used or operated by any Seller at the respective locations of the Real Property specified in Sections 3.7 and 3.8.

“GAAP”—generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheets and the other financial statements referred to in Section 3.4 were prepared.

“Gaming License”—an Ohio Video Lottery Sales Agent License (including any conditional license or renewal license in respect thereof) issued by the Executive Director of the Ohio State Lottery pursuant to the VLT Rules.

“Gaming or Racing Approvals”—all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming or Racing Authority or issued under any Gaming or Racing Law necessary for or relating to the conduct of activities by Buyer, any Parent Company of Buyer or any of their respective Affiliates.

“Gaming or Racing Authority”—any Governmental Body with regulatory control or jurisdiction over the conduct of lawful gaming or gambling (including the operation of slot machines), or live or off-track wagering on horse racing, including the Ohio Regulator.

“Gaming or Racing Laws”—any federal, state, local (including county or parish) or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to any casino, gaming, gambling (including the operation of slot machines), or live or off-track wagering activities, or the operations of the facilities of Buyer, any Parent Company of Buyer or any of their respective Affiliates and the rules and regulations promulgated thereunder, including the policies, interpretations and administration thereof by any relevant Gaming or Racing Authority.

“Governing Documents”—with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the corporate regulations or bylaws; (b) if a limited liability company, the articles of organization and operating agreement; (c) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (d) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (e) any amendment or supplement to any of the foregoing.

“Governmental Authorization”—any Consent, license, registration, franchise, authorization or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, including the Gaming License, Racing License and Gaming or Racing Approvals.

“Governmental Body”—any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

“Governmental Damages” means any (a) civil or criminal penalties or fines paid or payable to a Governmental Body, or any restitution paid to a third party, in each case, resulting from the (i) conviction (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendere) of a crime or (ii) settlement with a Governmental Body for the purpose of closing a Governmental Investigation, or (b) any injunctive relief with respect to, or requirement to alter, business practices, in each case, imposed by a Governmental Body.

“Governmental Investigation”—an investigation by a Governmental Body for the purpose of imposing criminal sanctions or civil penalties, fines or injunctions.

“Gross Gaming Revenue”—all sums wagered on video lottery gaming by patrons of the New Facility (exclusive of all complimentary or promotional “free play” as that term is generally known in the gaming industry), less all winnings paid to patrons.

“Ground Lease” –as defined in Section 2.7 (a)(vii).

“Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

“Hazardous Material”—any substance, material or waste which is regulated by any Governmental Body, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

“HSR Act”—the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements”—all buildings, structures, fixtures and improvements located on the Real Property, including those under construction.

“Indemnified Person”—as defined in Section 11.3(a).

“Indemnifying Person”—as defined in Section 11.3(a).

“Independent Accountants”—as defined in Section 2.8(c).

“Intellectual Property”—all patents, copyrights, software, service marks, trademarks, domain names, trade dress, trade secrets and other proprietary information.

“Intellectual Property Assignments”—as defined in Section 2.7(a)(iv).

“Interim Balance Sheet”—as defined in Section 3.4.

“IRS”—the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”—a Person will be deemed to have Knowledge of a particular fact or other matter (a) if such person is actually aware of such fact or matter or (b) if information came to the attention of such Person that reasonably warranted inquiry and such person would have been aware of such matter after having conducted reasonable inquiry. Without limiting the generality of the foregoing, Sellers shall be charged with the Knowledge of any of Louis Carlo, John Carlo, Keith A. Nixon, Sr., Keith A. Nixon, Jr. or Karen Heaberlin.

“Lease Agreement”—as defined in Section 2.7(a)(vi).

“Lebanon Trotting”—as defined in the first paragraph of this Agreement.

“Legal Requirement”—any federal, state, local or municipal constitution, law, ordinance, principle of common law, code, regulation or statute.

“Liability”—with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Material Consents”—as defined in Section 7.3.

“McGrady Case”—as defined in Section 2.4(b)(xii).

“Miami Valley Trotting”—as defined in the first paragraph of this Agreement.

“New Facility”—the harness racing and video lottery gaming facility to be constructed and operated by Buyer on the New Property.

“New Property”— the 120 acre parcel of land located at the intersection of State Route 63 and Union Road in the Township of Turtle Creek, in the State of Ohio, or such other comparable parcel(s) of land located within twenty (20) miles of the Raceway Facilities as may be designated by Buyer in Buyer’s sole discretion.

“New Property Entity” –means Warren General Property Co., LLC, an Ohio limited liability company owned by Keith A. Nixon, Jr. and John Carlo or by Sellers.

“Noncompetition Agreements”—as defined in Section 2.7(a)(x).

“Occupational Safety and Health Law”—any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act.

“Ohio Regulator”—collectively, the Ohio Lottery Commission, the Ohio State Racing Commission or any other federal, state or local governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial body responsible for administering or overseeing horse racing or other gaming activities in Ohio.

“Operating Advances”—as defined in Section 2.3(b).

“Operating Bankroll”—as defined in Section 2.1(a).

“Order”—any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Owned Real Property”—as defined in Section 3.7.

“Parent Company of Buyer” means each Person that directly or indirectly controls or owns 10% or more of the membership interests or other equity interests of Buyer as of the Closing Date.

“Part”—a part or section of the Disclosure Letter.

“Parties” –the Persons named in the first paragraph of this Agreement.

“Payment Termination Date”—as defined in Section 6.3.

“Pending Litigation”—as defined in Section 2.4(b)(xii).

“Permitted Encumbrances”—as defined in Section 3.9(c).

“Permitted Non-Real Property Encumbrances”—as defined in Section 3.9(c).

“Permitted Real Property Encumbrances”—as defined in Section 3.9(b).

“Person”—an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

“Premises Purchase Promissory Note” as defined in Section 2.7(a)(xiii).

“Proceeding”—any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Property Acquisition Funds”—as defined in Section 2.7(b)(xiii).

“Purchase Price”—as defined in Section 2.3.

“Raceway Facilities”—the Facilities located at 665 North Broadway Street, Lebanon, Ohio, upon which the operations of the Lebanon Raceway harness racetrack are conducted as of the date hereof.

“Racing License”—a license issued by the relevant Gaming or Racing Authority to conduct racing and wagering activities at the Raceway Facilities.

“Real Property”—all parcels and tracts of land in which any Seller has an ownership interest, contingent ownership interest or a leasehold interest, including the Owned Real Property, the Raceway Facilities, the New Property and all Improvements, privileges, rights, easements and appurtenances belonging thereto.

“Related Person”—With respect to a particular individual: (a) each member of such individual’s Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; and (c) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity). With respect to a specified Person other than an individual, “Related Person” means any Affiliate, employee, shareholder, partner, member, officer, manager or director or any member of the Family of any such employee, shareholder, partner, member, officer, manager or director. The “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural person who resides with such individual.

“Release”—any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

“Remedial Action”—all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

“Representative”—with respect to a particular Person, any director, officer, manager, employee, agent, accountant, legal counsel or other representative of that Person.

“Restated Joint Venture Plan”—the Restated Joint Venture Plan and Agreement dated as of December 9, 2009 among Lebanon Trotting, Miami Valley Trotting and DNC Gaming.

“Retained Liabilities”—as defined in Section 2.4(b).

“SEC”—the United States Securities and Exchange Commission.

“Securities Act”—as defined in Section 3.3.

“Security Agreement”—as defined in Section 2.7(a)(xii).

“Seller” or “Sellers”—as defined in the first paragraph of this Agreement.

“Seller Contract”—any Contract (a) under which any Seller has or may acquire any rights or benefits; (b) under which any Seller has or may become subject to any obligation or liability; or (c) by which any Seller or any of the assets owned or used by such Seller is or may become bound.

“Sellers’ Representatives”—as defined in the first paragraph of this Agreement and includes any successor(s) as provided in Section 13.14.

“Setoff Notice”—as defined in Section 11.1(b).

“Setoff Adjustment”—as defined in Section 11.1(b).

“Shareholder”—any stockholder, member or other owner of any equity securities of any Seller.

“Tangible Personal Property”—all machinery, equipment, tools, furniture, furnishings, fixtures, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by any Seller (wherever located and whether or not carried on such Seller’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

“Tax”—any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Tax Return”—any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Termination and Mutual Release Agreement” – the termination and mutual release agreement executed on the date hereof by Buyer, Sellers and DNC Gaming.

“Third-Party Claim”—any claim against any Indemnified Person by a Person that is not a party to this Agreement, whether or not involving a Proceeding.

“Threat of Release”—a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threshold Amount”—as defined in Section 11.1(d).

“VLT Rules”—Ohio Administrative Code Sections 3770:2-1-10 et seq., promulgated under the Ohio Lottery Act, which authorize the holder of a Gaming License to engage in video lottery gaming and video lottery gaming related activities to the extent authorized by the Executive Director of the Ohio State Lottery, and Rules 3769-20-01-04 et seq. of the Ohio Administrative Code adopted by the Ohio State Racing Commission pursuant to the Executive Order.

1.2 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (b) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (c) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (d) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole including the Disclosure Letter and Exhibits and not to any particular Article, Section or other provision hereof; (e) the word “or” shall not be exclusive; (f) “including” (and with correlative meaning

“include”) means including without limiting the generality of any description preceding such term; the use of the masculine, feminine or neutral gender includes each other gender, and the singular number includes the plural number and vice versa. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2.	SALE AND TRANSFER OF ASSETS; CLOSING.

2.1 Acquired Assets To Be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing each Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from such Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of such Seller’s right, title and interest in and to all of such Seller’s property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, referred to collectively as the “Acquired Assets,” including the following (but excluding the Excluded Assets):

(a) the operating bankroll of the Sellers for use in operating the pari-mutuel business at the Raceway Facilities in the amount of Twenty-five Thousand Dollars ($25,000.00) (the “Operating Bankroll”);

(b) all inventories and accounts receivable of such Seller;

(c) all rights of such Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof;

(d) all Tangible Personal Property of such Seller, including those items described in Part 2.1(d);

(e) all of the leasehold interest of such Seller in the Raceway Facilities;

(f) all Governmental Authorizations of such Seller and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including the Gaming or Racing Approvals, the Gaming License and the Racing License, and other items listed in Part 3.15(b);

(g) all data and records related to the business and operations of such Seller, including client, customer and supplier lists and records, sales and credit records, referral sources, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising and sales materials, promotional materials, studies, reports, correspondence, compensation history of any employees of such Seller whom Buyer may desire to employ, and other similar documents and records; except for such compensation history, no personnel books and records of any employee of such Seller shall be included as part of the Acquired Assets without the consent of the employee to whom such documents and records relate;

(h) all of the intangible rights and property of such Seller, including Intellectual Property, going concern value, goodwill associated with the business of such Seller, telephone, telecopy and e-mail addresses and listings and those items listed in Part 3.23;

(i) all insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets or the Assumed Liabilities prior to the Closing, unless expended in accordance with this Agreement

(j) the Seller Contracts listed in Part 2.1(j) (the “Acquired Contracts”); and

(k) all claims of such Seller against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Part 2.1(k).

Notwithstanding the foregoing, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Acquired Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of each Seller (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Acquired Assets and shall remain the property of such Seller after the Closing:

(a) all cash, cash equivalents and short-term investments of such Seller other than the Operating Bankroll;

(b) the approximately seven (7) acres of Real Property owned by Lebanon Trotting which is located in the immediate vicinity of the Raceway Facilities as described more fully in Part 2.2(b), except for the interests in Real Property identified in Section 2.1(e);

(c) all minute books, stock records and corporate seals;

(d) the shares of capital stock of such Seller held in treasury;

(e) all Seller Contracts not listed in Part 2.1(j);

(f) all personnel books and records except to the extent Buyer has specifically requested pursuant to Section 2.1(h) that specified personnel books and records be included as part of the Acquired Assets;

(g) all rights in connection with and assets of the Benefit Plans; and

(h) the property and assets expressly designated in Part 2.2(h).

2.3 Consideration. The consideration payable by Buyer for the Acquired Assets will be the assumption of the Assumed Liabilities pursuant to Section 2.4(a); Sixty Million Dollars ($60,000,000); and the Contingent Payment, if any (collectively, the “Purchase Price”), payable as follows:

(a) Upon execution and delivery of this Agreement, Buyer will deposit Five Million Dollars ($5,000,000) (the “Deposit”) with Central City Title Agency, Ltd. (the “Escrow Agent”) pursuant to the terms of the Escrow Agreement in the form of Exhibit 2.7(a)(viii) executed by Buyer, each Seller, each Sellers’ Representative and the Escrow Agent (the “Escrow Agreement”). The Deposit will be held by the Escrow Agent in an interest bearing account. Buyer and Sellers’ Representatives shall cause the Deposit and any interest with respect thereto to be released to Sellers’ Representatives: (i) on the Closing Date, in the event that the Closing occurs or (ii) on the date of termination of this Agreement, in the event that this Agreement is terminated pursuant to Section 9.1(b) (in which event the Deposit shall be treated as liquidated damages). Buyer and Sellers’ Representatives shall cause the Deposit and any interest with respect thereto to be returned to Buyer on the date of the termination of this Agreement, in the event that this Agreement is terminated pursuant to Section 9.1(a), (c), (d), (e), (f) or (g).

(b) On the Closing Date, Buyer will, in addition to releasing the Deposit to Sellers’ Representatives in accordance with Section 2.3(a) above, pay to Sellers’ Representatives an amount equal to Five Million Dollars ($5,000,000), plus or minus the following amounts: (i) to the extent that the Aggregate Working Capital of Sellers as of the Closing Date is: (x) less than zero, minus the amount of the shortfall or (y) more than zero, plus the amount of the excess; and (ii) minus the sum of all advances of operating funds (“Operating Advances”) paid to any Seller by Buyer or DNC Gaming on or after January 1, 2012, whether such advances shall be paid pursuant to this Agreement, pursuant to Section 1.2 of the Restated Joint Venture Plan or otherwise. The “Aggregate Working Capital” of Sellers shall be determined as of the relevant date by subtracting the aggregate Liabilities referred to in Section 2.4(a) as of such date from the aggregate property and assets referred to in Sections 2.1(b) and (c) as of such date. Solely for the purpose of determining the amount of the payment due at the Closing under this Section 2.3(b), the Parties shall assume that the Aggregate Working Capital of Sellers as of the Closing Date shall be equal to an amount set forth in an estimate prepared in good faith, after consultation with Buyer, based on all reasonably available information and delivered to Buyer by Sellers’ Representatives at least three (3) Business Days prior to the Closing Date, but Buyer shall have the right to dispute and seek an adjustment of such amount following the Closing Date pursuant to Section 2.8.

(c) Delivery at the Closing to Sellers of (i) the Buyer Promissory Note in the original aggregate principal amount of Fifty Million Dollars ($50,000,000), and bearing interest at the annual rate of five percent (5.00%), payable commencing on (and only in the event of the occurrence of) the Commencement Date, in the form of Exhibit 2.7(b)(iii), and (ii) the Security Agreement executed by Buyer to evidence security for the obligations of Buyer under the Buyer Promissory Note.

(d) In addition, in the event that either (i) Buyer’s video lottery gaming business realizes Gross Gaming Revenue of at least Two Hundred and Forty Million Dollars ($240,000,000) per year in any three (3) of the first full seven (7) calendar years of operation after the Commencement Date or (ii) the Commencement Date occurs and no casino or video lottery gaming facility, other than Horseshoe Casino Cincinnati at Broadway Commons, Cincinnati and River Downs Racetrack at 6301 Kellogg Avenue, Cincinnati, Ohio, has engaged in casino or video lottery gaming in Ohio within a 50-mile radius of the New Property at any time during the five (5) year period following the Closing Date, Buyer will pay to Sellers’ Representatives, in addition to the amounts described in paragraphs (a), (b) and (c) above, Ten Million Dollars ($10,000,000)(the “Contingent Payment”) within thirty (30) days after the satisfaction of the foregoing contingency.

The amounts payable by Buyer pursuant to Sections 2.3(b) and (d) shall be paid by wire transfer by Buyer to an account or accounts designated by Sellers’ Representatives and then shall be disbursed from such account(s) by Sellers’ Representatives to Sellers, or their respective Shareholders, in the following proportions: (i) Lebanon Trotting will receive fifty percent (50%) of such amounts and (ii) Miami Valley Trotting will receive fifty percent (50%) of such amounts. All amounts payable in respect of Buyer’s obligations under the Buyer Promissory Note shall be paid in accordance with the terms thereof.

2.4 Liabilities.

(a) Assumed Liabilities. As of the Closing, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the “Assumed Liabilities”): (i) any Liabilities reflected as “Accounts Payable” or “Accrued Expenses” on the Closing Balance Sheet, as finally determined under Section 2.8 of this Agreement; and (ii) any Liability of Sellers to be paid or performed after the Closing under Acquired Contracts (other than any Liability arising under Acquired Contracts described on Exhibit 2.4(a) or to the extent such Liabilities, but for a breach or default by a Seller, would have been paid, performed or otherwise discharged on or prior to the Closing or to the extent the same arise out of any such breach or default).

(b) Retained Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Sellers, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Assignment and Assumption Agreement (all such liabilities and obligations not being assumed being herein called the “Retained Liabilities”) and, notwithstanding anything to the contrary in Section 2.4(a), none of the following shall be Assumed Liabilities for purposes of this Agreement:

(i) any Liability that arises out of or relates to any breach of any Acquired Contract that occurred prior to the Closing;

(ii) any Liability for Taxes, including (A) any Taxes arising as a result of Seller’s operation of its business or ownership or use of any Acquired Assets prior to the Closing, (B) any Taxes that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

(iii) any Liability under any Contract that is not any Acquired Contract, including any Liability arising out of or relating to any Seller’s credit facilities or any security interest related thereto;

(iv) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of any Seller’s business or any Seller’s leasing, ownership or operation of real property;

(v) any Liabilities related to, or arising from (A) the occupancy, operation, use or control of any of the Facilities prior to Closing or (B) the operation of the

Acquired Assets prior to the Closing, in each case incurred or imposed by any Environmental Law, including liabilities and obligations related to, or arising from, any Release of any Hazardous Material on, at or from (1) the Facilities, including all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property or (2) any real property or facility owned by a third Person to which Hazardous Materials generated by the Acquired Assets were sent prior to the Closing.

(vi) any Liability under the Benefit Plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for any Seller’s officers, directors, consultants, employees or former employees (or both) or otherwise maintained or contributed to (or formerly maintained or contributed to) by any Seller or any current or former Affiliate of any Seller;

(vii) any Liability under any employment, compensation, severance, retention or termination agreement with any employee of any Seller or any of its current or former Related Persons;

(viii) any Liability of any Seller arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

(ix) any Liability of any Seller to any Shareholder or any Related Person of any Seller or any Shareholder;

(x) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of any Seller;

(xi) any Liability to distribute to any Shareholders of any Seller or otherwise apply all or any part of the consideration received hereunder;

(xii) any Liability arising out of any Proceeding pending as of the Closing, including, without limitations: (A) the case styled as Stanley D. Crowe, et al vs. Lebanon Raceway Entertainment LLC, Case # 11CV81050 (Court of Common Pleas of Warren County, Ohio) (the “Crowe Case”); (2) the case styled as Susan Walter Cannon v. Warren County Board of Commissioners, et al, Case # 12CV81453 (Court of Common Pleas of Warren County, Ohio) (the “Cannon Case”); and (3) Marvin L. McGrady v. Lebanon Trotting Club, Inc. et al., Case # 11CV79544 (Court of Common Pleas of Warren County, Ohio) (the “McGrady Case”) (the Crowe Case, the Cannon Case and the McGrady Case are referred to herein collectively as the “Pending Litigation”), or any matter directly or indirectly related to the Pending Litigation.

(xiii) any Liability arising out of any Proceeding commenced after the Closing and arising out of or relating to any occurrence or event happening prior to the Closing, including, without limitations, the Pending Litigation;

(xiv) any Liability arising out of or resulting from any Seller’s compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(xv) any Liability of any Seller under this Agreement or any other document executed in connection with the Contemplated Transactions; and

(xvi) any Liability of any Seller based upon such Seller’s acts or omissions occurring after the Closing.

For the avoidance of doubt, none of the Liabilities reflected as “Accounts Payable” or “Accrued Expenses” on the Closing Balance Sheet, as finally determined under Section 2.8 of this Agreement, shall be Retained Liabilities.

2.5 Allocation. The Purchase Price shall be allocated in accordance with Exhibit 2.5. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 2.5 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor any Seller or Sellers’ Representative shall contend or represent that such allocation is not a correct allocation.

2.6 Closing. The purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Buyer’s counsel at 52 E. Gay Street, Columbus, Ohio 43215, commencing at 10:00 a.m. (local time) on a date to be mutually agreed upon by Buyer and Sellers’ Representatives, which date shall be no later than the fifth (5th) Business Day after the conditions set forth in Article 7 and Article 8 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time as Buyer and Sellers’ Representatives shall mutually agree.

2.7 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) Sellers shall deliver to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

(i) a bill of sale for all of the Acquired Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the “Bill of Sale”) executed by Sellers;

(ii) an assignment of all of the Acquired Assets that are intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”) executed by Sellers;

(iii) [Intentionally left blank.]

(iv) assignments of all Intellectual Property and separate assignments of all registered trademarks, patents and copyrights in the form of Exhibit 2.7(a)(iv) (the “Intellectual Property Assignments”) executed by Sellers;

(v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Sellers;

(vi) lease agreement in the form of Exhibit 2.7(a)(vi) with respect to the Owned Real Property (the “Lease Agreement”);

(vii) a ground lease for the New Property in the form of Exhibit 2.7(a)(vii) (the “Ground Lease”) and all documents required therein;

(viii) written instructions to the Escrow Agent to release the Deposit in accordance with Section 2.3(a);

(ix) [Intentionally left blank];

(x) noncompetition agreements in the form of Exhibit 2.7(a)(x) (the “Noncompetition Agreement”), executed by each of Keith A. Nixon, Sr., Louis Carlo, and Karen Heaberlin;

(xi) [Intentionally left blank];

(xii) a security agreement securing the Buyer Promissory Note and providing for the security interests of Sellers (which shall be subordinate only to (1) the security interest of Buyer’s project finance lender(s) for financing provided by such lender(s) in a principal amount not to exceed $175,000,000, and (2) the security interest of any substitute lender(s) who provide(s) from time to time any refinancing or replacement financing therefor up to the same principal amount) in the assets of Buyer to be located at the New Facility, in the form of Exhibit 2.7(a)(xii) (the “Security Agreement”), executed by each Seller;

(xiii) a promissory note executed by New Property Entity in an aggregate principal amount equal to the amount of the Property Acquisition Funds in the form of Exhibit 2.7(a)(xiii), which shall provide for interest and amortization as set forth therein and shall be non-recourse (the “Premises Purchase Promissory Note”);

(xiv) a certificate executed by each Seller and each Sellers’ Representative as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

(xv) a certificate of the Secretary of each Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of such Seller, certifying and attaching all requisite resolutions or actions of such Seller’s board of directors and Shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of such Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of such Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body; and

(xvi) tax certificates requested by Buyer in Section 7.5(c), including as required pursuant to Sections 5739.14, 5747.07 and 5751.10 of the Ohio Revised Code.

(b) Buyer shall deliver to Sellers and Sellers’ Representatives, as the case may be:

(i) written instructions to the Escrow Agent to release the Deposit in accordance with Section 2.3(a);

(ii) the amount determined pursuant to Section 2.3(b) by wire transfer to an account or accounts specified by Sellers’ Representatives in a writing delivered to Buyer at least three (3) Business Days prior to the Closing Date;

(iii) a promissory note executed by Buyer in the aggregate principal amount of Fifty Million Dollars ($50,000,000 in the form of Exhibit 2.7(b)(iii) (the “Buyer Promissory Note”);

(iv) the No Liability Acknowledgement in the form of Exhibit 2.7(b)(iv) executed by DNC Gaming;

(v) the Assignment and Assumption Agreement executed by Buyer;

(vi) [intentionally left blank];

(vii) the Ground Lease and all documents required thereunder, executed by Buyer;

(viii) the Lease Agreement executed by Buyer;

(ix) [intentionally Left Blank];

(x) [intentionally Left Blank];

(xi) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;

(xii) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions;

(xiii) an amount sufficient to pay the sum of (x) the $4.5 million purchase price for the New Property to be acquired by Sellers or their Affiliate(s), (y) $270,000.00 broker’s commission or fee required to be paid in connection with such acquisition, and (z) all other closing costs of Sellers or their Affiliate(s) related to such acquisition, by wire transfer to an account or accounts specified by Sellers’ Representatives in a writing delivered to Buyer at least three (3) Business Days prior to the Closing Date, which amount shall be used by Sellers and/or their Affiliate(s) solely for the purpose of acquiring the New Property and other costs related to such acquisition (the “Property Acquisition Funds”); and

(xiv) the Security Agreement executed by Buyer.

2.8 Adjustment Procedure, Adjustment Amount and Payment.

(a) Buyer shall have the right to dispute and seek an adjustment of the amount paid pursuant to Section 2.3(b) in accordance with this Section 2.8. In order to exercise such right, Buyer shall, within seventy five (75) days following the Closing Date: (i) prepare a combined balance sheet of Sellers as of the Closing Date (“Closing Balance Sheet”) applying the same GAAP accounting principles, policies and practices that were applied in the preparation of the Balance Sheets, (ii) calculate the Aggregate Working Capital of Sellers as of the Closing Date based upon the Closing Balance Sheet and (iii) deliver to Sellers’ Representatives the Closing Balance Sheet and Buyer’s calculation of the Aggregate Working Capital as of the Closing Date. In the event that any account receivables that were included in the Acquired Assets shall not be collected in full by Buyer prior to Buyer’s delivery to Sellers’ Representatives of the Closing Balance Sheet, Buyer shall have the right to reassign such uncollected account receivables to Sellers and, if it makes any such reassignment, Buyer shall reduce the Aggregate Working Capital of Sellers as of the Closing Date by the amount of the uncollected account receivables so reassigned and shall prepare the Closing Balance Sheet as if the uncollected account receivables so reassigned had never been assigned to Buyer.

(b) If, within thirty (30) days following Buyer’s delivery to Sellers’ Representatives of the Closing Balance Sheet and Buyer’s calculation of the Aggregate Working Capital as of the Closing Date, Sellers’ Representatives shall have not given Buyer written notice of their objection as to the Closing Balance Sheet and Buyer’s calculation of the Aggregate Working Capital as of the Closing Date (which notice shall state the basis of their objection), then Buyer’s calculation of the Aggregate Working Capital as of the Closing Date shall be binding and conclusive on the Parties and shall be used in computing the Adjustment Amount.

(c) If Sellers’ Representatives duly and timely give Buyer such notice of their objection, and if Sellers’ Representatives and Buyer fail, within thirty (30) days of Buyer’s receipt of such objection notice, to resolve the issues outstanding with respect to the Closing Balance Sheet and Buyer’s calculation of the Aggregate Working Capital as of the Closing Date, Sellers’ Representatives and Buyer shall submit the issues remaining in dispute to Deloitte LLP, independent public accountants (the “Independent Accountants”), for resolution by applying the GAAP principles, policies and practices referred to in Section 2.8. If the disputed issues are so submitted to the Independent Accountants for resolution: (i) Sellers’ Representatives and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants of the issues remaining in dispute and of the calculation of the Aggregate Working Capital as of the Closing Date shall be final, binding and conclusive on the Parties and shall be used in computing the Adjustment Amount; and (iii) Sellers’ Representatives and Buyer will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination. Such determination of the Independent Accountants shall be set forth in a notice delivered to Sellers’ Representatives and Buyer within sixty (60) days of the submission of the disputed issues to the Independent Accountants.

(d) When the calculation of the Aggregate Working Capital as of the Closing Date becomes binding and conclusive on the Parties, the amount of the payment pursuant to Section 2.3(b) shall be recalculated. The difference, if any, between the amount of the payment pursuant to the original calculation and the amount of the payment pursuant to the recalculation shall be referred to herein as the “Adjustment Amount.” If the Adjustment Amount is in favor of Buyer, the Adjustment Amount shall be paid by Sellers by wire transfer to Sellers’ Representatives who shall pay such amount to an account specified by Buyer. If the Adjustment Amount is in favor of Sellers, the Adjustment Amount shall be paid by wire transfer by Buyer to an account specified by Sellers’ Representatives. Within three (3) Business Days after the calculation of the Aggregate Working Capital as of the Closing Date becomes binding and conclusive on the Parties, Sellers’ Representatives or Buyer, as the case may be, shall make the wire transfer payment provided for in this Section 2.8.

(e) Notwithstanding anything else contained herein, the amount of any and all Taxes arising out of or related to Seller’s operation of the Business or ownership or use of any of the Acquired Assets prior to the Closing which are imposed on or paid or discharged by Buyer during the 75-day period referred to in Section 2.8(a) shall be included in calculating the Adjustment Amount pursuant to Section 2.8(d).

3.	REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants, jointly and severally, to Buyer, on the date hereof and as of the Closing, as follows:

3.1 Organization And Good Standing.

(a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Seller Contracts to which it is a party. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Part 3.1(a) contains a complete and accurate list for each Seller of any jurisdictions in which such Seller is qualified to do business as a foreign corporation.

(b) Complete and accurate copies of the Governing Documents of each Seller, as currently in effect, are attached to Part 3.1(b).

(c) No Seller own any shares of capital stock of, ownership interests in, or other securities of any other Person.

3.2 Enforceability; Authority; No Conflict.

(a) This Agreement constitutes the legal, valid and binding obligation of each Seller and each Sellers’ Representative, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each Seller and each Sellers’ Representatives, as applicable, of the Escrow Agreement, the Consulting Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Lease Agreement, the Security Agreement and each other agreement to be executed or delivered by any or all of such Sellers and Sellers’ Representatives at the Closing (collectively, the “Sellers’ Closing Documents”), each of Sellers’ Closing Documents will constitute the legal, valid and binding obligation of each Seller and each Sellers’ Representative, as applicable, enforceable against each of them in accordance with its terms. Each Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Sellers’ Closing Documents to which it is a party and to perform its obligations under this Agreement and Sellers’ Closing Documents, and such action has been duly authorized by all necessary action by Seller’s Shareholders and board of directors. Each Sellers’ Representative has all necessary legal capacity to enter into this Agreement and Sellers’ Closing Documents to which such Sellers’ Representative is a party and to perform his obligations hereunder and thereunder.

(b) Except as set forth in Part 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) breach or result in a violation of (A) any provision of any of the Governing Documents of any Seller or (B) any resolution adopted by the board of directors or the Shareholders of any Seller; (ii) breach, result in a violation of or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which any Seller, or any of the Acquired Assets, may be subject; (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Seller or that otherwise relates to the Acquired Assets or to the business of any Seller; (iv) cause Buyer to become subject to, or to become liable for the payment of, any Tax; (v) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract; or (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

(c) Except as set forth in Part 3.2(c), no Seller is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3 Capitalization. The number of authorized, issued and outstanding equity securities of each Seller is set forth in Part 3.3. A list of the Shareholders of each Seller and the number of shares of such Seller owned by each Shareholder, which list is current, accurate and complete, also are set forth in Part 3.3. Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares of each Seller owned by each of them, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of either Seller. To each Seller’s Knowledge, none of the outstanding equity securities of such Seller was issued in violation of the Securities Act of 1933 (the “Securities Act”) or any other Legal Requirement.

3.4 Financial Statements. Sellers have delivered to Buyer an audited balance sheet of each such Seller as at December 31, 2010 (including the notes thereto, the “Balance Sheets”), and the related audited statements of income, changes in shareholders’ equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Horvath & Horvath, P.C., independent certified public accountants. All such financial statements of Sellers fairly and with material accuracy present the financial condition and the results of operations, changes in shareholders’ equity and cash flows of Sellers as at the respective dates of and for the periods referred to in such financial statements and have been prepared in accordance with GAAP.

3.5 [Intentionally left blank.]

3.6 Sufficiency Of Acquired Assets. The Acquired Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate each Seller’s business in the manner presently operated by such Seller and (b) include all of the operating assets of such Seller.

3.7 Description Of Owned Real Property. The only Real Property in which any Seller has any ownership interest is the approximately seven (7) acres of real property owned by Lebanon Trotting which is located in the immediate vicinity of the Raceway Facilities (the “Owned Real Property”). Sellers will use their best efforts to enter into a contract promptly after the date hereof, on terms satisfactory to Buyer, for New Property Entity to acquire the New Property. Part 3.7 contains a correct legal description, street address and tax parcel identification number of the Owned Real Property and the New Property.

3.8 Description Of Leased Real Property. The only Real Property in which any Seller has any leasehold interest is the Raceway Facilities. Part 3.8 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots comprising the Raceway Facilities.

3.9 Title To Acquired Assets; Encumbrances.

(a) Each Seller owns good and marketable title to its respective estates in the Owned Real Property, free and clear of any Encumbrances, other than: (i) liens for Taxes for the current tax year which are not yet due and payable; and (ii) those described in Part 3.9(a).

(b) True and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Encumbrances on the Real Property have been delivered to Buyer. Each Seller warrants to Buyer that, at the time of Closing, the Real Property shall be free and clear of all Encumbrances other than those identified on Part 3.9(b) as acceptable to Buyer (“Permitted Real Property Encumbrances”).

(c) Each Seller owns good and transferable title to all of the other Acquired Assets free and clear of any Encumbrances other than those described in Part 3.9(c). Each Seller warrants to Buyer that, at the time of Closing, all other Acquired Assets shall be free and clear of all Encumbrances other than those identified on Part 3.9(c) as acceptable to Buyer (“Permitted Non-Real Property Encumbrances” and, together with the Permitted Real Property Encumbrances, “Permitted Encumbrances”).

3.10 Condition Of Facilities.

(a) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to “permitted nonconforming” use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and accessibility, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Real Property. The Real Property for the Raceway Facility abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the Raceway Facility, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Raceway Facility and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. To the Knowledge of Sellers, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of the Raceway Facility or that would prevent or hinder the continued use of the Raceway Facility as heretofore used in the conduct of the business of any Seller.

(b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business. All Tangible Personal Property used in any Seller’s business is in the possession of such Seller.

3.11 No Undisclosed Liabilities. No Seller has any Liability except for Liabilities reflected or reserved against in the Balance Sheets or the Interim Balance Sheet of such Seller and current liabilities of the same nature as those set forth in the Interim Balance Sheet and incurred in the ordinary course of business of such Seller since the date of the Interim Balance Sheet.

3.12 Taxes.

(a) Tax Returns Filed and Taxes Paid. Each Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by each Seller are true, correct and complete. Each Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by such Seller. Except as provided in Part 3.12(a), each Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where any Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and no Seller has Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

(b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Each Seller has delivered or made available to Buyer copies of, and Part 3.12(b) contains a complete and accurate list of, all Tax Returns of such Seller filed since December 31, 2008. The federal and state income or franchise Tax Returns of each Seller have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2008. Part 3.12(b) contains a complete and accurate list of all Tax Returns of each Seller that have been audited or are currently under audit and accurately describe any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of each Seller, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Part 3.12(b). Each Seller has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in Part 3.12(b), no Seller has Knowledge that any Governmental Body is likely to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of any Seller either (i) claimed or raised by any Governmental Body in writing or (ii) as to which any Seller has Knowledge. Part 3.12(b) contains a list of all Tax Returns for which the applicable statute of limitations has not run. Except as described in Part 3.12(b), no Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of such Seller or for which such Seller may be liable.

(c) Proper Accrual. The charges, accruals and reserves with respect to Taxes on the records of each Seller are adequate (determined in accordance with GAAP) and are at least equal to such Seller’s liability for Taxes. There exists no proposed tax assessment or deficiency against any Seller except as disclosed in the Interim Balance Sheet.

(d) Withholding. All Taxes that each Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(e) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by any Seller.

(f) Consolidated Group. No Seller, as a transferee or successor by contract or otherwise (A) has been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has any liability for Taxes of any other Person under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law).

(g) S Corporation Status. Each Seller is an S corporation as defined in Code Section 1361 and neither Seller is or has ever been subject to the passive income tax under Code Section 1375. Part 3.12(g) lists all the states and localities with respect to which a Seller is required to file any corporate, income or franchise tax returns and sets forth whether such Seller is treated as the equivalent of an S corporation by or with respect to each such state or locality. Each Seller has properly filed Tax Returns with and paid and discharged any liabilities for taxes in any states or localities in which it is subject to Tax.

(h) Substantial Understatement Penalty. Each Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

3.13 No Material Adverse Change. Since the date of the Balance Sheets, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of any Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.14 Employee Benefits. Part 3.14 contains a true and complete list of each employee benefit plan, program, arrangement and contract (including, without limitation, any “employee benefit plan”, as defined in Section 3(3) of ERISA) maintained or contributed to by a Seller or with respect to which a Seller has any liability (the “Benefit Plans”). There are no organizations which, together with any Seller, have within the past six (6) years been treated as a single employer pursuant to Section 414 of the Code. Sellers have no liability of any kind whatsoever under Title IV of ERISA. Each Benefit Plan has been administered in accordance with the terms of such Benefit Plan and in substantial compliance with ERISA, the Code and any other applicable Legal Requirement.

3.15 Legal Requirements; Governmental Authorizations.

(a) Each Seller is, and at all times since December 31, 2005, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Seller of, or a failure on the part of any Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of such Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) no Seller has received, at any time since December 31, 2005, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of such Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Part 3.15(b) contains a complete and accurate list of each Governmental Authorization that is held by any Seller or that otherwise relates to any Seller’s business or the Acquired Assets. Each Governmental Authorization listed or required to be listed in Part 3.15(b) is valid and in full force and effect. Except as set forth in Part 3.15(b): (i) each Seller is, and at all times since December 31, 2005, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.15(b); (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.15(b) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.15(b); (iii) no Seller has received, at any time since December 31, 2005, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.15(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies. The Governmental Authorizations listed in Part 3.15(b) collectively constitute all of the Governmental Authorizations necessary to permit Sellers to lawfully conduct and operate their businesses in the manner in which they currently conduct and operate such businesses and to permit Sellers to own and use their respective assets in the manner in which they currently own and use such assets.

3.16 Legal Proceedings; Orders.

(a) Except as set forth in Part 3.16(a), there is no pending or, to the Knowledge of each Seller, threatened Proceeding: (i) by or against any Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, such Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of each Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 3.16(a). There are no Proceedings listed or required to be listed in Part 3.16(a) that could have a material adverse effect on the business, operations, assets, condition or prospects of any Seller or upon the Acquired Assets.

(b) There is no Order to which any Seller, its business or any of the Acquired Assets is subject; and (ii) to the Knowledge of each Seller, no officer, director, agent or employee of any Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of such Seller.

(c) (i) Each Seller is, and at all times since December 31, 2005, has been, in compliance with all terms and requirements of each Order to which it or any of the Acquired Assets is or has been subject; (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Seller or any of the Acquired Assets is subject; and (iii) no Seller has received, at any time since December 31, 2005, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which such Seller or any of the Acquired Assets is or has been subject.

3.17 Absence Of Certain Changes And Events. Since the date of the Balance Sheets, each Seller has conducted its business only in the ordinary course of business.

3.18 Contracts; No Defaults.

(a) Sellers have delivered to Buyer accurate and complete copies of each Acquired Contract.

(b) No Shareholder has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of any Seller or any of the Acquired Assets.

(c) (i) Each Acquired Contract is in full force and effect and is valid and enforceable in accordance with its terms; (ii) each Acquired Contract is assignable by Sellers to Buyer without the consent of any other Person; and (iii) to the Knowledge of each Seller, no Acquired Contract will upon completion or performance thereof have a material adverse affect on the business, assets or condition of any Seller or the business to be conducted by Buyer with the Acquired Assets.

(d) Except as set forth in Part 3.18(d): (i) each Seller is, and at all times since December 31, 2005, has been, in compliance with all applicable terms and requirements of each Acquired Contract; (ii) to the Knowledge of each Seller, each other Person that has or had any obligation or liability under any Acquired Contract is, and at all times since December 31, 2005, has been, in full compliance with all applicable terms and requirements of such Contract; (iii) to the Knowledge of each Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give any Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Acquired Contract; (iv) to the Knowledge of each Seller, no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Acquired Assets; and (v) no Seller has given to or received from any other Person, at any time since December 31, 2005, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Acquired Contract.

3.19 Insurance. Sellers currently maintain the insurance policies and coverages set forth in Part 3.19. There are no outstanding claims under any insurance policy or default with respect to provisions in any such policy

3.20 Environmental Matters.

(a) Each Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither any Seller nor any other Person for whose conduct any Seller is or may be held to be responsible for has received or has any basis to expect any actual or, to the Knowledge of each Seller, threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by any Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b) There are no pending or, to the Knowledge of each Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which any Seller has or had an interest.

(c) No Seller has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which any Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by any Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(d) No Seller nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of each Seller, with respect to any other property or asset (whether real, personal or mixed) in which Seller (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

(e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. No Seller nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of each Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which any Seller has or had an interest except in full compliance with all applicable Environmental Laws.

(f) There has been no Release or, to the Knowledge of each Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which any Seller has or had an interest, or to the Knowledge of each Seller, any geologically or hydrologically adjoining property, whether by any Seller or any other Person.

(g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by any Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

(h) The Facilities do not contain any wetlands, as defined in the Clean Water Act and regulations promulgated thereunder, or similar Legal Requirements, or other especially sensitive or protected areas or species of flora or fauna.

3.21 Employees. No Seller is in breach of, or default under, any employment agreements with employees of any Seller, severance agreements, programs and policies of any Seller, plans, programs, agreements, policies and other arrangements of any Seller with or relating to its employees. To the Knowledge of each Seller, no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under any such agreements or contracts. To the Knowledge of each Seller, no other party to any of such agreements or contracts is in breach thereof or default thereunder and no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration thereunder. Except as required by law, no Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

3.22 Labor Disputes; Compliance. As of the date hereof, the Sellers are, and have at all times been, in compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, equal opportunity, nondiscrimination, immigration, labor, wages, affirmative action, hours of work and occupational safety and health, and have not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law; and there is no charge or complaint against the Sellers by the National Labor Relations Board or any comparable state agency pending or threatened in writing.

3.23 Intellectual Property. Part 3.23 sets forth a true and complete list of all Intellectual Property owned by the Sellers. No Person is engaging in any activity that infringes any Intellectual Property of the Sellers and no claim has been asserted to the Sellers that the use of any Intellectual Property of the Sellers infringes the patents, trademarks, or copyrights of any third party. The Sellers are the owners of the entire right, title and interest in and to such Intellectual Property. Part 3.23 sets forth a true and complete list of all material licenses of Intellectual Property to the Sellers from any third party. To the Knowledge of the Sellers, the use of the Intellectual Property by the Sellers in connection with the operation of their business as presently conducted does not infringe or misappropriate the Intellectual Property rights of any third party.

3.24 Relationships With Related Persons. No Seller and no Shareholder nor any Related Person of any of them has, or since December 31, 2010 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to any Seller’s business. No Seller and no Shareholder nor any Related Person of any of them owns, or since December 31, 2010 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with any Seller, each of which has been conducted in the ordinary course of business with such Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with any Seller with respect to any line of the products or services of any Seller (a “Competing Business”), except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. No Seller and no Shareholder nor any Related Person of any of them is a party to any Contract with, or has any claim against, any Seller.

3.25 Brokers Or Finders. Except for any commission in an amount consistent with local custom that may be payable upon acquisition of the New Property and which shall not include any commission owed to any Seller or any of their Related Persons, no Seller has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of such Seller’s business or the Acquired Assets or the Contemplated Transactions.

3.26 Securities Law Matters.

(a) Each Seller is acquiring its interest in the Buyer Promissory Note for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

(b) Each Seller confirms that Buyer has made available to Seller and its Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as such Seller has requested, and all such information has been received.

3.27 Disclosure. To the Knowledge of each Seller, there does not exist any event, condition, or other matter, or any series of events, conditions or other matters, individually or in the aggregate, adversely affecting any Seller’s assets, business, prospects, financial condition or results of its operations that has not been disclosed in the Disclosure Letter.

4.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each Seller, as of the date hereof and as of Closing, as follows:

4.1 Organization And Good Standing. Buyer is a limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Delaware, with requisite power and authority to conduct its business as it is now conducted.

4.2 Authority; No Conflict.

(a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Escrow Agreement, the Consulting Agreement, the Buyer Promissory Note, the Security Agreement, the Lease Agreement and each other agreement to be executed or delivered by Buyer at Closing (collectively, the “Buyer’s Closing Documents”), each of Buyer’s Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents, and such action has been duly authorized by all necessary limited liability company action.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer’s Governing Documents; (ii) any resolution adopted by the board of managers or the members of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

(c) Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge, no such Proceeding has been threatened.

4.4 Brokers Or Finders. Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Contemplated Transactions.

5.	COVENANTS OF SELLERS PRIOR TO CLOSING

5.1 Access And Investigation. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, each Seller shall (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to the Acquired Assets and such Seller’s personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of such Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the Acquired Assets and financial condition related to such Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer Group, at Buyer’s sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed.

5.2 Operation of the Business of Sellers. Between the date of this Agreement and the Closing, each Seller shall:

(a) conduct its business only in the ordinary course of business and, without limiting the generality of the foregoing, such Seller shall (i) maintain its current levels of expenditure with respect to marketing and promotion programs, customer service and amenities, and facility maintenance and improvement, consistent with past practice and (ii) maintain the Operating Bankroll in an amount consistent with past practice;

(b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use its best efforts to preserve intact its current business organization, preserve all Governmental Authorizations, keep available the services of its officers, employees and agents and maintain its relations and good will with all Gaming or Racing Authorities, suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

(c) confer with Buyer prior to implementing operational decisions of a material nature;

(d) maintain the Acquired Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of such Seller’s business; and

(e) comply with all Legal Requirements and contractual obligations applicable to the operations of such Seller’s business.

5.3 Negative Covenant. Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, no Seller shall, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.13 or 3.17 would be likely to occur; (b) make any modification to any Acquired Contract or Governmental Authorization; (c) enter into any compromise or settlement of any litigation, proceeding or Governmental Investigation relating to the Acquired Assets or the Assumed Liabilities; (d) make any changes with respect to such Seller’s accounting practices and procedures; (e) make any changes to with respect to their current officer and employee compensation arrangements; (f) make any changes with respect to its customer incentive rewards programs; (g) enter into any contract, make any commitment, or take any action that is not in the ordinary course of business or that would be reasonably likely to adversely impact the Contemplated Transactions; or (h) sell or otherwise transfer any of the Acquired Assets other than in the ordinary course of business.

5.4 Required Approvals. As promptly as practicable after the date of this Agreement, each Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Each Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Each Seller also shall cooperate with Buyer and its Representatives in obtaining all Material Consents (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

5.5 Notification. Between the date of this Agreement and the Closing, Sellers shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a breach of any of Sellers’ representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or any discovery by any Seller of, such fact or condition. During the same period, Sellers also shall promptly notify Buyer of the occurrence of any breach of any covenant of any Seller in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely. Such notifications shall not affect any rights of Buyer under Section 9.2 and Article 11.

5.6 No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 9.1, no Seller shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Sellers, including the sale by Shareholders of any Seller’s stock, the merger or consolidation of any Seller or the sale of any Seller’s business or any of the Acquired Assets (other than the sale of inventory in the ordinary course of business), including the Gaming License and the New Property. Sellers shall notify Buyer of any such inquiry or proposal within forty-eight (48) hours of receipt or awareness of the same by any Seller.

5.7 Commercially Reasonable Efforts. Sellers shall use commercially reasonable efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

5.8 Additional Financial Statements. Until the Closing Date, Sellers shall deliver to Buyer within fifteen (15) days after the end of each month a copy of the combined balance sheet, income statement and cash flow statement of Sellers for such month prepared in a manner and containing information consistent with Sellers’ current practices and certified by Sellers’ chief executive officers or chief financial officers.

6.	COVENANTS OF BUYER PRIOR TO CLOSING

6.1 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements (including all filings under the HSR Act) to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Sellers (a) with respect to all filings any Seller shall be required by Legal Requirements to make and (b) in obtaining all Consents identified in Part 3.2(c), provided, however, that none of Buyer, any Parent Company of Buyer or any of their respective Affiliates shall be required to dispose of or to make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 6.1.

6.2 Commercially Reasonable Efforts. Buyer shall use commercially reasonable efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.

6.3 Monthly Advance of Operating Funds. Buyer will continue to make, or secure the agreement of DNC Gaming to continue to make, monthly Operating Advances to Lebanon Trotting and Miami Valley Trotting in the manner provided in Section 1.2 of the Restated Joint Venture Plan for the period from January 1, 2012 until the earlier to occur of (x) the Closing Date, or (y) June 30, 2013 (such first date to occur being the “Payment Termination Date”). Any such payments shall be an offset to the Purchase Price as provided in Section 2.3(b). After the Payment Termination Date, any obligations of Buyer to continue to make advances of operating funds to Lebanon Trotting and Miami Valley Trotting will cease.

6.4 Buyer’s Pre-Closing Actions. After the execution of this Agreement by the Parties, Buyer will take all commercially reasonable action (i) to prepare and to file an application or applications for the transfer of the Racing License from Sellers to Buyer, (ii) to file an application or applications for the ultimate relocation of the operations of the Lebanon Raceway harness racetrack to the New Property, and (iii) to seek to obtain such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Acquired Assets from and after the Closing and to conduct the business of pari-mutuel racing, including, but not limited to, all such action necessary to obtain any required Governmental Authorizations related to such relocation and all comprehensive plan amendments, zoning code revisions and variances as are necessary or desirable for the development and operation by Buyer of a new racetrack and gaming facility on the New Property. Such applications shall seek the acceptances, consents, or approvals for the transfer of the Racing License to Buyer, relocation of the operations of Lebanon Raceway to the New Property, and operation of the Acquired Assets by Buyer to be effective only upon or immediately after the Closing. In addition, Buyer will take all commercially reasonable action to prepare and to file an application or applications for a Gaming License and any other Governmental Authorizations required for Buyer to operate video lottery gaming and video lottery gaming related activities at the New Facility; provided that, the actual date of filing of such application or applications by Buyer will be dependent upon the status of the pending litigation styled as State ex. rel. Robert L. Walgate, Jr. et al (Case No. 11 CV-10-13126) or any other litigation challenging the validity of the VLT Rules.

7.	CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Acquired Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 Accuracy Of Representations.

(a) All of the representations and warranties in this Agreement of Sellers (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

(b) Each of the representations and warranties in Sections 3.2(a), 3.2(b)(i) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made.

7.2 Sellers’ Performance. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

7.3 Consents. Each of the Consents identified in Exhibit 7.3 (the “Material Consents”) shall have been obtained and shall be in full force and effect.

7.4 Environmental Report. Buyer shall have received, pursuant to its initiative and at its cost, Phase I environmental inspection reports satisfactory to Buyer, including for the New Property and the Raceway Facilities.

7.5 Additional Documents. Sellers shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a) The certificate of incorporation or organization, as the case may be, and all amendments thereto of each Seller, duly certified as of a recent date by the Secretary of State of the State of Ohio;

(b) Releases of all Encumbrances on the Acquired Assets, other than Permitted Encumbrances;

(c) Certificates dated as of a date not earlier than the third Business Day prior to the Closing as to the good standing of each Seller and payment of all applicable state Taxes by each Seller, executed as appropriate by the Secretary of State of the State of Ohio, the Ohio Department of Taxation and each jurisdiction in which such Seller is licensed or qualified to do business as a foreign corporation or limited liability company, as the case may be, as specified in Part 3.1(a);

(d) A non-foreign affidavit of each Seller, as required under Section 1445 of the Code, sufficient to evidence such Seller’s status as a U.S. person for purposes of federal income tax withholding requirements; and

(e) Such other documents as Buyer may reasonably request.

7.6 No Proceedings. Since the date of this Agreement, (a) if a filing under the HSR Act shall be required with respect to the Contemplated Transactions, the waiting period under the HSR Act shall have expired or early termination shall have been granted, without limitation, restriction or condition and (b) there is no pending or threatened Proceeding that would or is reasonably likely to (i) restrain, prevent, delay, limit, condition, interfere or prohibit the legality or validity of the Contemplated Transactions, including the conduct of pari-mutuel racing and video lottery gaming operations on the New Property by Buyer following Closing, (ii) result in Damages being imposed on Buyer, any Parent Company of Buyer or any of their respective Affiliates, (iii) impose material limitations on the ability of Buyer, any Parent Company of Buyer or any of their respective Affiliates to effectively exercise full rights of ownership of all Acquired Assets or (iv) result in a Governmental Investigation or material Governmental Damages being imposed on Buyer, any Parent Company of Buyer or any of their respective Affiliates.

7.7 No Conflict. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

7.8 Governmental Authorizations, etc. Buyer shall have received such Governmental Authorizations, including Gaming or Racing Approvals, the Gaming License and the Racing License, as Buyer shall determine are necessary or desirable to allow Buyer to operate the Acquired Assets from and after the Closing and to conduct the business of pari-mutuel racing and video lottery gaming. In addition, Buyer shall have received all comprehensive plan amendments, zoning code revisions and variances as Buyer shall determine are necessary or desirable for the development and operation of a new racetrack and gaming facility on the New Property.

7.9 New Property Closing and Ground Lease. Sellers or their Affiliate(s) shall have closed the purchase of the New Property and executed the Ground Lease.

7.10 No Material Adverse Change. There shall be (a) no material adverse change with respect to the Acquired Assets or the Sellers’ respective businesses, (b) no adverse actions of any Governmental Body or other adverse legislative or regulatory change which reasonably could be expected to have a material adverse impact on such assets or businesses, and (c) no material damage to the Acquired Assets by fire, flood, casualty, act of God or the public enemy or other cause that is not fully recoverable from insurance coverage and any contribution by, or payment of any insurance deductible by, Sellers.

7.11 Shareholder Approval and Dissenting Shareholders. The respective shareholders of each of Sellers shall have approved this Agreement and the consummation of the Contemplated Transactions, as and to the extent required under any Legal Requirement, within fourteen (14) days after execution of this Agreement by the Parties, and the dissenter’s rights of all of the shareholders of Sellers under Section 1701.76 and Section 1701.85 of the Ohio Revised Code shall have been terminated.

7.12. Raceway Facilities Lease Agreement. Buyer and either Warren County Agricultural Society of Warren County, Ohio or Warrren County, Ohio, by its County Commissioners, as the case may be, shall have entered into a written lease with respect to the Raceway Facilities containing terms which are reasonably satisfactory to Buyer.

7.13 Financing. Buyer shall have obtained on terms and conditions satisfactory to Buyer financing in the maximum principal amount of up to One hundred Seventy-Five Million Dollars ($175,000,000.00) from the Senior Lender (as that term is defined in the Security Agreement).

8.	CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS TO CLOSE

The obligations of Sellers to sell the Acquired Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers’ Representatives in whole or in part):

8.1 Accuracy Of Representations. All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

8.2 Buyer’s Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

8.3 Consents. Each of the Material Consents shall have been obtained and shall be in full force and effect.

8.4 Additional Documents. Buyer shall have caused the documents and instruments required by Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Sellers such other documents as Sellers’ Representatives may reasonably request for the purpose of: (a) evidencing the accuracy of any representation or warranty of Buyer, (b) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (c) evidencing the satisfaction of any condition referred to in this Article 8.

8.5 No Injunction. There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.	TERMINATION

9.1 Termination Events. By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

(a) by Buyer, if a material breach of any provision of this Agreement has been committed by any Seller and such breach has not been cured within seven (7) days after receipt of notice from Buyer or has not otherwise been waived by Buyer;

(b) by Sellers’ Representatives, if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been cured within seven (7) days after receipt of notice from Sellers’ Representatives or has not otherwise been waived by Sellers’ Representatives;

(c) by Buyer, if any condition in Article 7 has not been satisfied as of the Drop Dead Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(d) by Sellers’ Representatives, if any condition in Article 8 has not been satisfied as of the Drop Dead Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of any Seller or Sellers’ Representative to comply with its obligations under this Agreement), and Sellers’ Representative has not waived such condition on or before such date;

(e) by mutual consent of Buyer and Sellers’ Representative;

(f) by Buyer, if the Closing has not occurred on or before June 30, 2013, or such later date as the parties may agree upon (the “Drop Dead Date”), unless Buyer is in material breach of this Agreement; or

(g) by Sellers’ Representatives, if the Closing has not occurred on or before the Drop Dead Date, unless any Seller is in material breach of this Agreement.

9.2 Effect Of Termination. Each Party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the Parties under this Agreement will terminate, except that the obligations of the Parties in this Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the non-terminating Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

10.	ADDITIONAL COVENANTS

10.1 Employees And Employee Benefits. At or following the Closing, Buyer will offer employment to such employees of Sellers as Buyer, in its sole discretion, may determine. Nothing herein shall constitute a guarantee of employment to any employee of Sellers, and Sellers shall pay, discharge and at all times be solely responsible for all liabilities relating to any of its employees (including amounts arising under any employee benefit plan) prior to the Closing.

10.2 Payment Of All Taxes Resulting From Sale Of Acquired Assets By Sellers. Each Seller shall pay, or cause its Shareholders to pay, in a timely manner all Taxes resulting from or payable in connection with the sale of the Acquired Assets of such Seller pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

10.3 Payment Of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 10.2, each Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of such Seller under this Agreement. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer’s use or enjoyment of the Acquired Assets or conduct of the business previously conducted by any Seller with the Acquired Assets, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from the first maturing installments of the unpaid principal balance of the Buyer Promissory Note. Buyer shall receive full credit under the Buyer Promissory Note and this Agreement for all payments so made.

10.4 Reports And Returns. Each Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of such Seller as conducted using the Acquired Assets, to and including the Closing.

10.5 Assistance In Proceedings. Each Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving such Seller or its business or its Shareholders.

10.6 Noncompetition, Nonsolicitation And Nondisparagement.

(a) Noncompetition. For a period of five (5) years after the Closing Date, none of Seller, Louis Carlo, John Carlo, Keith A. Nixon, Sr., Keith A. Nixon, Jr. nor Karen Heaberlin shall, anywhere within a one hundred (100) mile radius of Lebanon, Ohio, directly or indirectly (whether as principal, agent, independent contractor, partner, franchisee, licensor or otherwise) invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the Business, or otherwise carry on a Competing Business.

(b) Nonsolicitation. For a period of five (5) years after the Closing Date, none of Seller, Louis Carlo, John Carlo, Keith A. Nixon, Sr., Keith A. Nixon, Jr. nor Karen Heaberlin shall, directly or indirectly: (i) solicit the video lottery gaming business or pari-mutuel racing business of any Person who is a customer of Buyer; (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of any Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or (iv) hire, retain or attempt to hire or retain any employee or former employee of Buyer or in any way interfere with the relationship between Buyer and any of its employees.

(c) Nondisparagement. After the Closing Date, none of Seller, Louis Carlo, John Carlo, Keith A. Nixon, Sr., Keith A. Nixon, Jr. nor Karen Heaberlin knowingly, and with publication, shall disparage Buyer or any of Buyer’s members, managers, officers, employees or agents.

(d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.6(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. If Sellers or any of their Affiliates violate any of their obligations under this Section 10.6, Buyer may proceed against Sellers or such Affiliates, as applicable, in law or in equity for such damages or other relief as a court may deem appropriate. Sellers acknowledge that a violation of this Section 10.6 may cause Buyer irreparable harm which may not be adequately compensated for by money damages. Sellers therefore agree that in the event of any actual or threatened violation of this Section 10.6, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against such Seller or

Affiliate to prevent any violations of this Section 10.6, without the necessity of posting a bond. This Section 10.6 is reasonable with respect to duration, geographical area and scope and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Acquired Assets and to prevent any unfair advantage conferred on Sellers.

10.7 Retention Of And Access To Records.

(a) For a period of seven (7) years after the Closing Date, Sellers and their Representatives shall have reasonable access to all of the books and records of Sellers with respect to the Acquired Assets transferred to Buyer hereunder to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operations of the Acquired Assets prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 10.7. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers’ expense, to segregate and remove such books and records as Sellers may select. Sellers may retain copies of the following information delivered to Buyer: (i) employment records, (ii) financial statements and (iii) Tax Returns and correspondence related to Tax Returns.

(b) For a period of seven (7) years after the Closing Date, Buyer and its Representatives shall have reasonable access to all of the books and records relating to the Acquired Assets which Sellers or any of their Affiliates may retain after the Closing Date. Such access shall be afforded by Sellers and their Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 10.7. If Sellers or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer’s expense, to segregate and remove such books and records as Buyer may select.

10.8 Further Assurances. Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

10.9 Buyer’s Gross Gaming Revenue. For the purpose of enabling Sellers’ Representatives to monitor satisfaction of the revenue milestones for the payment of the Contingent Payment under Section 2.3(d)(ii), Buyer shall provide to Sellers’ Representatives, after the end of each calendar year during the first full seven (7) calendar years of operation after the Commencement Date, a calculation of Buyer’s Gross Gaming Revenue (exclusive of any promotional allowances, including free play of customers) for such calendar year, together with a summary of its annual report filed with the Ohio Regulator. Buyer shall provide such information to Sellers’ Representatives promptly (but in no event less than thirty (30) days) after it files its annual report with the Ohio Regulator. Notwithstanding the foregoing, Buyer’s obligation to provide such financial information and documentation to Sellers’ Representatives shall terminate upon Buyer’s payment of the Contingent Payment.

10.10 Change Of Name. Immediately after the Closing, each Seller shall (a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to such Seller’s present name, in Buyer’s judgment, to avoid confusion and (b) take all actions requested by Buyer to enable Buyer to change its name to the present name of any of Sellers.

10.11 Property Acquisition Funds. At or prior to Closing, Buyer will provide the Property Acquisition Funds to New Property Entity.

10.12 New Property and Ground Lease. Promptly after the date of this Agreement and prior to the Closing, Sellers and Sellers’ Representative shall use, and shall cause New Property Entity to use, their best efforts to enter into an agreement with the State of Ohio (or other owner(s) of the New Property) for New Property Entity to purchase the New Property using the Property Acquisition Funds. Such agreement with the State of Ohio (or such other owner(s)) will provide for the closing of the New Property purchase transaction concurrently with the Closing of the transactions provided for in this Agreement and will be subject to the approval of Buyer. Immediately following the closing of said New Property purchase transaction, Sellers and Sellers’ Representative shall cause New Property Entity to lease the New Property to Buyer pursuant to the terms of the Ground Lease. At the Closing, Sellers and Sellers’ Representative shall cause New Property Entity to secure an owner’s title insurance policy for the New Property issued through Escrow Agent.

10.13 Sale of New Property to Buyer.

(a) At such time as the Buyer Promissory Note has been paid in full, the Premises Purchase Promissory Note shall be cancelled and concurrently Sellers and Sellers Representatives shall cause New Property Entity to transfer and convey to Buyer good and marketable title to the New Property, free and clear of all Encumbrances, except for Permitted Encumbrances (as defined in the Ground Lease), those matters that have been approved in writing by Buyer and real estate Taxes. The terms under which the New Property will be conveyed to Buyer are more particularly set forth in the Ground Lease.

(b) The Parties intend that the purchase and resale of the New Property described in Sections 10.12 and 10.13(a) of this Agreement be interpreted as a single land purchase transaction involving the purchase of the New Property by Buyer for federal, state and local income tax purposes as provided in Section 34 of the Ground Lease, and agree to treat and report the transactions under this Agreement for federal, state and local income tax purposes as provided in and subject to Section 34 of the Ground Lease.

11.	INDEMNIFICATION; REMEDIES

11.1 Indemnification by Sellers.

(a) Each Seller agrees, jointly and severally, to indemnify and hold harmless Buyer, and its Representatives, Parent Companies, members, subsidiaries and Related Persons

(collectively, the “Buyer Indemnified Persons”) for any Damages incurred by a Buyer Indemnified Person in connection with or arising from: (i) any breach by a Seller of any covenant in this Agreement or in any other certificate, document, writing or instrument delivered by either Seller pursuant to this Agreement; (ii) any failure of any Seller to perform any of its obligations in this Agreement or any other certificate, document, writing or instrument delivered by either Seller pursuant to this Agreement; (iii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by either Seller hereunder; (iv) claims by any Person pursuant to Sections 1701.76 or 1701.85 of the Ohio Revised Code or any other exercise of appraisal or dissenters’ rights by holders of capital stock of either Seller, or (v) the failure of either Seller to pay, perform or discharge any Retained Liability.

(b) Upon notice to Sellers’ Representatives specifying in reasonable detail the basis therefor (“Set Off Notice”), Buyer may set off any amount to which it reasonably and in good faith determines it may be entitled under this Section 11.1(b) against amounts otherwise payable under the Buyer Promissory Note or the Contingent Payment; provided, however, that if (i) in good faith a Seller objects to and challenges such set off by written notice to Buyer within thirty (30) days after a Seller receives the Set Off Notice, and (ii) upon final resolution, by litigation or settlement, of such challenge the amount of such set off applied by Buyer is reduced (a “Set Off Adjustment”), then the amount of the Set Off Adjustment shall be credited to the Buyer Promissory Note or the Contingent Payment, as applicable. The exercise of such right of set off by Buyer, if reasonable and in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Buyer Promissory Note, the Security Agreement or this Agreement. Neither the exercise of nor the failure to exercise such right of set off or to give a notice of a claim under this Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. Any exercise of the right of set off, if made by Buyer unreasonably or not in good faith, shall constitute an event of default and/or breach under the Buyer Promissory Note, the Security Agreement and this Agreement.

(c) The indemnification provided for in this Section 11.1 shall terminate three (3) years after the Closing Date, except for: (i) the obligations and representations of Seller under the Bill of Sale and any Intellectual Property Assignment, as to which no time limitation shall apply; (ii) the representations and warranties set forth in Sections 3.1, 3.2, and 3.9, and the covenants set forth in Sections 10.2, 10.3, 10.5 and 10.8, as to all of which no time limitation shall apply; (iii) the covenants set forth in Sections 10.6, as to which the indemnification provided for in this Section 11.1 shall terminate one year after the expiration of the periods provided for therein; and (iv) any Damages of which any Buyer Indemnified Persons has notified any Seller or a Sellers’ Representative in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of Sellers shall continue until the liability of Sellers shall have been determined pursuant to this Article 11, and Sellers shall have reimbursed all Buyer Indemnified Persons for the full amount of such Damages in accordance with the terms hereof.

(d) Notwithstanding any provision herein to the contrary, the indemnification obligation of Sellers under Section 11.1(a)(iii) shall not accrue until and unless the aggregate Damages incurred by one or more Buyer Indemnified Persons pursuant to Section 11.1(a)(iii)

exceed Two Hundred Twenty-five Thousand Dollars ($225,000.00) (the “Threshold Amount”), provided that, in the event the Threshold Amount is exceeded, the Buyer Indemnified Persons shall be entitled to indemnification by Sellers for all Damages incurred by them in excess of One Hundred Thousand Dollars ($100,000); except that, the provisions of this Section 11.1(d) shall not apply to or otherwise limit Sellers’ indemnification obligations to any Buyer Indemnified Person for Damages arising out of the Pending Litigation or any Proceeding directly or indirectly related thereto.

(e) All indemnifiable Damages incurred by a Buyer Indemnified Person under this Section 11.1, to the extent not paid directly by Sellers, shall be treated as a reduction of the Purchase Price. To the extent that indemnifiable Damages incurred by a Buyer Indemnified Person require any out-of-pocket payment by a Buyer Indemnified Person, the amount of such out-of-pocket payment shall, at the option of Buyer (i) be credited against all subsequent quarterly installment payments that otherwise would be due under the Buyer Promissory Note until the amount of all such Damages have been so credited, (ii) reduce the principal balance due on the Buyer Promissory Note on a dollar-for-dollar basis by the amount of such out-of-pocket payment (and in such event, the principal balance due on the Buyer Promissory Note shall be reduced by the amount of such Damages and the future quarterly installment payments under the Buyer Promissory Notes shall be reduced and amortized proportionately to reflect a payoff of such principal balance), or (iii) any combination of (i) and (ii); provided, however, that with respect to the aggregate amount of such indemnifiable Damages incurred by a Buyer Indemnified Person less any such out-of-pocket payment by a Buyer Indemnified Person, then the principal balance due on the Buyer Promissory Note shall be reduced by the amount of such Damages and the future quarterly installment payments under the Buyer Promissory Note shall be reduced and amortized proportionately to reflect a payoff of such principal balance.

(f) Notwithstanding any provision herein to the contrary, and absent any fraud or willful misconduct by Sellers, Sellers shall have no liability under Section 11.1(a)(iii) to any Buyer Indemnified Persons for any Damages that exceed in the aggregate Ten Million Dollars ($10,000,000), except that, the provisions of this Section 11.1(f) shall not apply to or otherwise limit Sellers’ indemnification obligations to any Buyer Indemnified Person for Damages arising out of the Pending Litigation or any Proceeding directly or indirectly related thereto.

11.2 Indemnification by Buyer.

(a) Buyer agrees to indemnify and hold harmless each Seller from and against any and all Damages incurred by such Seller in connection with or arising from: (i) any breach by Buyer of any of its covenants or agreements in this Agreement or any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; (ii) any failure by Buyer to perform any of its obligations in this Agreement or any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; or (iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto.

(b) The indemnification provided for in this Section 11.2 shall terminate two (2) years after the Closing Date (and no claims shall be made by Sellers under this Section 11.2 thereafter), except as to any Damages of which Sellers have notified Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article 11, and Buyer shall have reimbursed Sellers for the full amount of such Damages.

11.3 Notice of Claims.

(a) Any Person (the “Indemnified Person”) seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Person (the “Indemnifying Person”) a notice (a “Claim Notice”) describing in good faith and in reasonable detail the facts giving rise to any claim for indemnification hereunder, and the amount (if then known) or method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnifying Person of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

(b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Person shall be entitled under this Article 11 shall be determined: (i) by the written agreement between the Indemnified Person and the Indemnifying Person; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Person and the Indemnifying Person shall agree.

11.14 Third Person Claims. The Indemnified Person shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Person as to which indemnification will be sought by any Indemnified Person from any Indemnifying Person hereunder. In any such case the Indemnifying Person shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Person in connection therewith. The Indemnifying Person may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit.

12.	CONFIDENTIALITY

Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, if the Contemplated Transactions are not consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of

Sellers, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the Contemplated Transactions; provided, however, that after the Closing Buyer may use or disclose any confidential information with respect to, about or otherwise reasonably related to the Acquired Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than the other party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

13.	GENERAL PROVISIONS

13.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Buyer will pay one-half and Sellers will pay one-half of (a) the costs of compliance with the HSR Act, including the HSR Act filing fee and the attorneys’ fees incurred in connection with such compliance, and (b) the fees and expenses of the Escrow Agent under the Escrow Agreement. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.2 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer and Sellers’ Representatives or as permitted by this Agreement, Buyer and its Representatives shall not disclose, and Sellers, Sellers’ Representatives and their Representatives shall not disclose, to any Person any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement); provided, however, that the parties may make such disclosures as are specifically permitted by this Agreement and may disclose the terms of the Contemplated Transactions to Governmental Bodies (to the extent contemplated by this Agreement) and to the parties’ lenders, prospective lenders and Representatives on a confidential basis. Sellers’ Representatives and Buyer will consult with each other concerning the means by which any Seller’s employees, customers, suppliers and others having dealings with such Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

13.3 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

If to any Seller or any Sellers’ Representative, to:

Miami Valley Trotting, Inc.

65 North Broadway Street

Lebanon, Ohio 45036

Attention.: C. Keith Nixon, Jr.

Fax No.:

and

Lebanon Trotting Club, Inc.

665 North Broadway Street

Lebanon, Ohio 45036

Attention.: John Carlo

Fax No.:

with a mandatory copy to:

Carlile Patchen & Murphy LLP

366 East Broad Street

Columbus, Ohio 43215-3819

Attention: Jack C. Butler

Fax No.: (614) 464-1737

If to Buyer, to:

Miami Valley Gaming & Racing, LLC

40 Fountain Plaza

Buffalo, New York 14202

Attention: General Counsel

Fax No.: (716) 858-5056

with mandatory copies to:

Delaware North Companies Gaming & Entertainment, Inc.

40 Fountain Plaza

Buffalo, New York 14202

Attention: General Counsel

Fax No.: 716) 858-5056

and

Vorys, Sater, Seymour and Pease LLP

52 E. Gay Street

Columbus, Ohio 43215

Attention: Michael A. Cline

Fax No.: (614) 719-4662

Churchill Downs Incorporated

700 Central Avenue

Louisville, KY 40208

Attention: General Counsel

Fax No.: (502) 636-4548

and

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Brian J. Fahrney

Fax No.: (312) 853-7036

13.4 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Ohio, County of Franklin, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13.5 Enforcement Of Agreement. Each Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

13.6 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.7 Entire Agreement And Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by all of the parties hereto.

13.8 Disclosure Letter. The information in the Disclosure Letter attached hereto as Exhibit 13.8 (the “Disclosure Letter”) relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control. The Disclosure Letter is incorporated herein by reference.

13.9 Assignments, Successors And No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any subsidiary of Buyer. Any assignment of rights or assets by Buyer (a) shall not relieve, release or serve to cancel any obligation or liability of Buyer under or with respect to any of the Assignment and Assumption Agreement, the Escrow Agreement, the Consulting Agreement, the Buyer Promissory Note, the Security Agreement, the Lease Agreement and this Agreement and (b) to be effective shall require the receipt by Sellers’ Representatives of a written agreement, reasonably satisfactory to Sellers’ Representatives, of such assignee of Buyer to assume the obligations and liabilities of Buyer under and with respect to Assignment and Assumption Agreement, the Escrow Agreement, the Consulting Agreement,

the Buyer Promissory Note, the Security Agreement, the Lease Agreement and this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Articles,” “Sections” and “Parts” refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

13.12 Governing Law. This Agreement will be governed by and construed under the laws of the State of Ohio without regard to conflicts-of-laws principles that would require the application of any other law.

13.13 Execution Of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

13.14 Sellers’ Representatives.

(a) Sellers (by virtue of their execution of this Agreement and the acceptance of the consideration payable hereunder) hereby irrevocably nominate, constitute and appoint Nixon and Carlo, acting together unanimously, as Sellers’ Representatives and the agents and true and lawful attorneys-in-fact of Sellers, with full power of substitution, to act in the name, place and stead of Sellers for purposes of executing any documents and taking any actions that the Sellers’ Representative may, in their sole discretion, determine to be necessary, desirable or appropriate in all matters relating to or arising out of this Agreement, including in connection with any claim for indemnification, compensation or reimbursement under Article 11. The power of attorney granted in this Section 13.14(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by Sellers’ Representatives; and (iii) shall survive the dissolution and liquidation of each of Sellers. Each of Nixon and Carlo hereby accepts his appointment as a Sellers’ Representative.

(b) Sellers (by virtue of their execution of this Agreement) grant to Sellers’ Representatives full authority to execute, deliver, acknowledge, certify and file on behalf of

Sellers (in the name of any or all of Sellers or otherwise) any and all documents that Sellers’ Representative may, in their sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as Sellers’ Representative may, in their sole discretion, determine to be appropriate, in performing its duties as contemplated by
Section 13.14(a). Notwithstanding anything to the contrary contained in this Agreement or in any other Contract executed in connection with the Contemplated Transactions, each Buyer Indemnified Person shall be entitled to deal exclusively with Sellers’ Representatives on all matters relating to Article 11, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by Sellers’ Representatives, and on any other action taken or purported to be taken on behalf of any Seller by Sellers’ Representatives, as fully binding upon such Seller.

(c) Buyer shall be entitled to rely upon any document or other paper delivered by Sellers’ Representatives as (i) genuine and correct and (ii) having been duly signed or sent by Sellers’ Representatives, and Buyer shall not be liable to any of Sellers for any action taken or omitted to be taken by Buyer in such reliance.

(d) In dealing with this Agreement and in exercising or failing to exercise all or any of the powers conferred upon Sellers’ Representatives under this Agreement, (i) Sellers’ Representatives shall not assume any, and shall incur no, responsibility to any Seller by reason of any error in judgment or other act or failure to act in connection with this Agreement, except for any act or failure to act which represents gross negligence, willful misconduct or bad faith, and (ii) Sellers’ Representatives shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or failure to act on the part of Sellers’ Representatives pursuant to such advice shall not subject Sellers’ Representatives to liability to any Seller. Sellers shall indemnify Sellers’ Representatives and hold them harmless against and from any loss, liability or expense (including attorneys fees reasonably incurred or suffered as a result of the performance of their duties under this Agreement) incurred without gross negligence, willful misconduct or bad faith on their part and arising out of or in connection with the acceptance or administration of their duties hereunder. In no event shall Sellers’ Representatives be liable for any incidental, consequential or punitive damages.

(e) Upon 30 days’ prior written notice to Buyer, a Sellers’ Representative shall have the right to resign as such in his sole discretion for any reason and the Sellers (acting unanimously) shall have the right to remove a Sellers’ Representative for any reason. If a Sellers’ Representative shall be so removed, resign, die, become disabled or otherwise become unable to fulfill his responsibilities under this Section 13.14 or cease to function in his capacity as Sellers’ Representative for any reason whatsoever, then Sellers (acting unanimously) may appoint a successor and, promptly thereafter, shall notify Buyer of the identity of such successor. Until any such successor is so appointed, the remaining Sellers’ Representative, acting alone, shall exercise all of the power and authority of Sellers’ Representatives under this Agreement. In any event, the former Sellers’ Representative shall continue to have all rights to indemnification provided in Section 13.14(d). Any such successor shall become a “Sellers’ Representative” for all purposes of this Agreement, including Article 11 and this Section 13.14. If for any reason there is no Sellers’ Representative at any time, all references herein to the Sellers’ Representative shall be deemed to refer to Sellers.

(f) In connection with the performance of their obligations, Sellers’ Representatives shall have the right, at any time and from time to time, to select and engage attorneys, accountants and investment bankers, advisors and consultants and obtain such other professional and expert assistance as Sellers’ Representatives may deem necessary or advisable in their sole discretion.

(g) All fees and expenses incurred by Sellers’ Representatives in connection with the performance of their duties as Sellers’ Representatives shall be borne and paid exclusively by Sellers. Sellers’ Representatives may pay or reimburse any such fees and expenses from the payments made by Buyer under Section 2.3.

(h) All of the indemnities, immunities and powers granted to Sellers’ Representatives under this Agreement shall survive the termination of this Agreement.

13.15 Termination of Restated Joint Venture Plan. At the time of their execution of this Agreement, Buyer and Sellers also shall execute, and Buyer shall cause DNC Gaming to execute, the Termination and Mutual Release Agreement in the form of
Exhibit 13.15 pursuant to which the Restated Joint Venture Plan shall be terminated.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Buyer:		Sellers:

Miami Valley Gaming & Racing, LLC		Lebanon Trotting Club, Inc.

By:	/s/ William J. Bissett	By:	/s/ John Carlo

Print Name: William J. Bissett	Print Name: John Carlo

Title:	President	Title:	President

Miami Valley Trotting, Inc.

		By:	/s/ Karen Heaberlin
Print Name: Karen Heaberlin
		Title:	President

Sellers’ Representatives:

/s/ C. Keith Nixon, Jr.
C. Keith Nixon, Jr.

/s/ John Carlo
John Carlo

The undersigned, each hereby acknowledging substantial personal benefit from and under this Agreement, in order to induce Buyer to consummate the transactions contemplated by this Asset Purchase Agreement, hereby agree to be bound legally by the terms and provisions of Section 10.6 of this Asset Purchase Agreement.

/s/ Louis Carlo	/s/ John Carlo
Louis Carlo	John Carlo

/s/ Keith A. Nixon, Sr.	/s/ C. Keith Nixon, Jr.
Keith A. Nixon, Sr.	C. Keith Nixon, Jr.

/s/ Karen Heaberlin
Karen Heaberlin

[Signature Page to Asset Purchase Agreement]

EXHIBIT 2.7(a)(vii)

GROUND LEASE

BETWEEN

WARREN GENERAL PROPERTY CO., LLC

AS LANDLORD

AND

MIAMI VALLEY GAMING & RACING, LLC

AS TENANT

                 , 201

EXHIBIT 2.7(a)(vii)

GROUND LEASE

i

EXHIBIT 2.7(a)(vii)

SECTION 30.	Entire Agreement	10

SECTION 31.	Parties	10

SECTION 32.	Hold Over	10

SECTION 33.	Non-Merger	10

SECTION 34.	Lease to Constitute a Single Land Purchase Transaction For Income Tax Purposes	10

SECTION 35.	Obligation to Sell and Purchase the Premises	12

SCHEDULE OF EXHIBITS

Exhibit A — Legal Description of Premises

Exhibit B — Permitted Encumbrances

Exhibit C — Memorandum of Lease

Exhibit D – Premises Purchase Promissory Note

Exhibit E – Mortgage Securing Premises Purchase Promissory Note

ii

GROUND LEASE

THIS GROUND LEASE (“Lease”) is dated the     day of             , 201    (the “Effective Date”), by and between WARREN GENERAL PROPERTY CO., LLC, an Ohio limited liability company (“Landlord”) and MIAMI VALLEY GAMING & RACING, LLC, a Delaware limited liability company (“Tenant”).

SECTION 1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and provisions hereof, all that certain tract or tracts of real property situated in the County of Warren and State of Ohio, more particularly described on Exhibit A attached hereto and made a part hereof, together with any and all appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto, and any right, title and interest of Landlord in and to any land lying in the bed of any alley, street, road or highway (open or proposed) adjoining the same (collectively, the “Premises”).

SECTION 2. Term. The term of this Lease shall commence on             , 201    (the “Commencement Date”). The initial term of this Lease shall be for the period of approximately forty (40) years ending on the day prior to the fortieth (40th) anniversary of the Commencement Date unless the Commencement Date is not the first day of a month, in which event the term shall end on the last day of the month containing such anniversary (the “Expiration Date”), unless sooner terminated as herein provided.

SECTION 3. Rent.

(a) Commencing on the Commencement Date, Tenant covenants and agrees to pay Landlord for the Premises, within fifteen (15) days following written demand therefor sent by Landlord to Tenant, “Basic Rent” at the rate of One and 00/100 Dollars ($1.00) per annum.

(b) Tenant has delivered to Lebanon Trotting Club, Inc. and Miami Valley Trotting, Inc., affiliates of Landlord, a promissory note of even date herewith in the original principal amount of Fifty Million Dollars ($50,000,000.00) (the “Note”) and if a default occurs with respect to the payments due under the Note which is not cured so as to eliminate the continuance of any such default under the Note, additional rent at the rate of Three Hundred Eighty-Two Thousand Five Hundred Dollars ($382,500.00) per annum (“Additional Rent”) shall be due and owing for all periods from and after the date of the uncured payment default under the Note. Upon payments on the Note that cure all payment defaults under the Note, Additional Rent shall cease until and if there is a subsequent default with respect to payments due under the Note. Upon payment of all amounts required to cure any then-existing payment defaults under the Note, the full amount of all Additional Rent paid will be applied to accrued and unpaid interest under the Note. Additional Rent shall be payable in equal monthly installments, in arrears, on the first day of each month. Basic Rent and Additional Rent are sometimes hereinafter referred to as “Rent”.

(c) All amounts payable by Tenant to Landlord under this Lease shall be made by wire transfer of immediately available funds to an account designated by Landlord in writing. If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

SECTION 4. Use of Premises. Tenant may use the Premises for any lawful use. Tenant shall not use the Premises for any unlawful or illegal use. Tenant and its designees may, at any time, and from time to time, rezone the Premises and any part thereof,

1

EXHIBIT 2.7(a)(vii)

secure desired permits and subject all or any part of the Premises to such zoning, conservation, permit and other restrictions or limitations as it deems necessary or appropriate and Landlord shall cooperate therewith, at Tenant’s sole expense, and shall promptly execute and deliver to Tenant or its designee such applications, requests, submittals and other documents as may be requested by Tenant.

SECTION 5. Real Estate Taxes.

(a) Tenant shall, during the term, when the same are due and payable, pay directly to the taxing authority all ad valorum real estate taxes and assessments applicable to the Premises (“Taxes”). Landlord shall cause the Premises to be designated as a separate tax parcel and direct that the tax bills shall be sent directly to Tenant at the office of Tenant set forth in Section 24 hereof or such other place requested by Tenant.

(b) Tenant shall have the right to apply for the conversion of any assessment for local improvements to annual installments, and upon such conversion Tenant shall pay and discharge said installments as they shall become due and payable during the term. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents requested by Tenant.

(c) Tenant shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable (at Tenant’s cost and expense, and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all necessary documents). Tenant shall pay the amount of Taxes finally levied or assessed against the Premises. If there shall be any refunds or rebates of Taxes paid by Tenant, such refund or rebate shall belong to Tenant and any refunds received by Landlord are to be held in trust and promptly paid to Tenant.

(d) On request of Tenant at any time, and from time to time, but without cost to Landlord, Landlord shall make application individually or join in Tenant’s application for creation of multiple tax parcels for the Premises and separate tax assessments for such portions of the Premises as Tenant shall designate. Landlord agrees upon request of Tenant to execute such instruments and to give Tenant such assistance in connection with such applications as may be required.

(e) Nothing in this Lease shall require or be construed to require Tenant to pay any inheritance, estate, succession, conveyance, transfer, gift, franchise, corporate activities, income or profit taxes that are or may be imposed upon Landlord, its successors or assigns, or as a result of or measured by the rents payable under this Lease.

SECTION 6. Utilities and Services

Tenant shall secure and pay for all charges for sewer, water, heat, gas, hot water, electricity, light, power, telecommunications and all other utilities and services furnished to the Premises during the term.

SECTION 7. Improvements. Tenant may, at Tenant’s own cost and expense at any time and from time to time, construct, reconstruct, remove, repair or replace any part or all the improvements to the Premises, including, without limitation, buildings, garages, parking areas, driveways and walks as Tenant shall determine, in its sole discretion. At all times during the term of this Lease, Tenant shall be deemed to be the owner of all improvements on the Premises and Tenant shall have the sole and exclusive right to carry the value of all improvements on its books and the sole and exclusive right to all depreciation thereon for Federal, State and Local tax purposes.

2

EXHIBIT 2.7(a)(vii)

SECTION 8. Covenant Against Liens.

(a) If, because of any act of Tenant, any mechanic’s lien is filed against any portion of the Premises, Tenant shall, at its own cost and expense, defend the same or cause the same to be discharged of record or bonded; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting therefrom. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished to Tenant upon credit, and that no mechanic’s or any other lien for any such labor or materials furnished shall attach to or affect the reversionary or other estate or interest of Landlord in the Premises.

(b) Landlord shall not, prior to termination of this Lease, without the prior written consent of Tenant, (i) grant any mortgages, security interests, easements, occupancy rights, rights-of-way or encumbrances with respect to the Premises; (ii) permit any lien or other encumbrance to be filed against or attach to the Premises; or (iii) change the zoning or other entitlements affecting the Premises.

SECTION 9. Assignment and Subletting; Transfers.

(a) Tenant may at any time, and from time to time, assign, mortgage or grant security interests in all or any portion of Tenant’s interest in this Lease, in whole or in part, and sublet, license and grant other occupancy rights in all or any portion of the Premises and the improvements thereon, in Tenant’s sole discretion, without the consent or approval of Landlord.

(b) In the event that Landlord transfers the fee interest in the Premises to a third party, Landlord shall simultaneously transfer to such third party Landlord’s interest in both (i) this Lease; and (ii) the Premises Purchase Promissory Note (as hereinafter defined), it being the intention of the parties that the fee ownership of the Premises, the Landlord’s interest in this Lease and the maker’s interest in the Premises Purchase Promissory Note shall at all times be owned by the same person or entity.

SECTION 10. Indemnity. Tenant shall defend, indemnify and save harmless Landlord from and against any and all liabilities, damages, penalties or judgments arising from loss, damage or injury to person or property sustained by anyone in and on the Premises, unless due to the willful acts or gross negligence of Landlord or its members, officers or employees.

SECTION 11. Insurance.

(a) Tenant shall provide at its expense during the term, general liability insurance from an insurance company licensed to do business in the State of Ohio in the amount of at least Five Million Dollars ($5,000,000.00) combined single limit with respect to injury or death to persons or damage to property. Such policy or policies shall include Landlord as an additional insured. Tenant shall deliver certificates of such insurance to Landlord at the beginning of the term and thereafter upon written request from Landlord.

(b) Tenant may keep the improvements on the Premises insured for the benefit of Tenant and the holder of any Mortgage (as hereinafter defined), as their respective interests may appear, against loss or damage by casualty in an amount and with a deductible chosen by Tenant. All proceeds payable under such policies shall be payable to Tenant and Mortgagee (as hereinafter defined), if any, or, if no Mortgagee, to Tenant. All proceeds shall be paid directly to Tenant or a Mortgagee, and Landlord shall not be entitled to, and shall have no interest in, any such proceeds. Landlord shall cooperate fully with

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EXHIBIT 2.7(a)(vii)

Tenant in order to obtain the largest possible recovery and execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid as hereinbefore provided. Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance secured by Tenant.

(c) Any insurance carried by Tenant pursuant to this Lease may be provided by blanket insurance covering the Premises and other locations of Tenant or its affiliates.

SECTION 12. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery and causes of action against the other and all persons claiming by, through or under them with respect to damage to property to the extent that such damage is covered by insurance, and all property insurance policies carried by Tenant covering the improvements on the Premises shall expressly waive any right on the part of the insurer against Landlord.

SECTION 13. Damage and Destruction. In the event that the improvements on the Premises shall be damaged or destroyed by fire or other casualty then Tenant may elect to: (i) terminate this Lease, and remove, if requested by Landlord, all debris and the remains of the damaged improvements from the Premises; or (ii) not terminate this Lease and remove, construct and repair such improvements as Tenant deems desirable. Tenant shall give written notice to Landlord of such election within one hundred eighty (180) days after the receipt of all final insurance proceeds. Notwithstanding such damage or destruction, until such time as Tenant elects to terminate this Lease, if applicable, Rent and other amounts shall be paid as and when due under this Lease. Landlord hereby waives and relinquishes all rights to any insurance proceeds with respect to damage or destruction.

SECTION 14. Eminent Domain.

(a) If during the term the entire Premises shall be taken by any public authority for any public use or by condemnation or eminent domain proceedings, and such taking relates to the entire fee estate in and to the land, as well as all right, title and interest of Tenant hereunder in the Premises, then this Lease shall terminate as of the date of such taking, and all rights and obligations of the parties hereto thereafter accruing shall cease and terminate except as hereinafter set forth. In the event of such taking, the entire award compensation and damages shall be paid to and be the sole property of Tenant, and Landlord waives and relinquishes any rights to such award.

(b) If during the term a material part of the Premises shall be taken and Tenant determines that the remaining portion of the Premises cannot reasonably be used or utilized for the purposes for which the Premises were being used at the time of the taking, Tenant shall have the right and option upon sixty (60) days written notice to Landlord to terminate this Lease, in which event the award, shall be paid to and be the sole property of Tenant, and Landlord waives and relinquishes any rights to such award.

(c) If during the term a part of the Premises shall be taken and this Lease is not terminated pursuant to subsection (b), any compensation and damages that may be awarded as the result of any such taking shall be paid to and be the sole property of Tenant and Landlord waives and relinquishes any rights to such award.

(d) Landlord shall not make any voluntary settlement with the condemning authority in any condemnation proceedings, nor convey or agree to convey the whole or any portion of, or interest in, the Premises to such authority in lieu of condemnation, without first obtaining the written consent of Tenant and any Mortgagee. Tenant shall have the right to negotiate with the condemning authority with respect

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EXHIBIT 2.7(a)(vii)

to the Premises, but shall not make any voluntary settlement with the condemning authority, nor convey or agree to convey the whole or any portion of the Premises to such authority in lieu of condemnation (subject however to the provisions of Section 15 of this Lease), without first obtaining the written consent of Landlord. Tenant may, at Tenant’s sole cost and expense, join in any condemnation proceeding as it affects the Premises.

SECTION 15. Easements, Restrictions and Highway Alignment. Tenant shall have the right to enter into easements, restrictions and other agreements as Tenant deems necessary or desirable to service, use and occupy the Premises and Landlord covenants and agrees to consent thereto, without compensation therefor, and to execute any and all easements, documents, agreements and instruments, and to take all other actions requested by Tenant in order to effectuate the same, all at Tenant’s cost and expense. Landlord further covenants and agrees, upon request of Tenant, to convey without compensation therefor, portions of the Premises, for highway or roadway purposes, to the State of Ohio or any other appropriate governmental body.

SECTION 16. Leasehold Mortgages. Tenant, and its successors and assigns may, at any time and from time to time, without Landlord’s consent, mortgage Tenant’s interests in this Lease and Tenant’s interest in the Premises, or any part thereof, and any sublease(s) under one or more leasehold mortgage(s) (whether one or more than one, “Mortgage(s)”) and assign this Lease and all of Tenant’s rights hereunder, or any part thereof, including, without limitation, Tenant’s obligation to purchase the Premises as set forth in Section 35 hereof, and any sublease(s), as collateral security for such Mortgage(s). If Tenant and/or Tenant’s successors and assigns shall mortgage this leasehold, or any part or parts thereof, and if the holder(s) of such Mortgage(s) (hereinafter “Mortgagee”) shall deliver to Landlord a copy thereof, together with written notice specifying the name and address of the Mortgagee and the pertinent recording data with respect to such Mortgage(s), Landlord agrees that so long as any such Mortgage(s) shall remain unsatisfied of record or until written notice of satisfaction is given by the holder(s) to Landlord, whichever shall first occur, the following provisions shall apply, notwithstanding any other provision of this Lease to the contrary:

(a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of such Mortgagee(s).

(b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder(s) of such Mortgage(s). The Mortgagee(s) shall thereupon have the same period provided to Tenant hereunder, after service of such notice upon it, to remedy or cause to be remedied the defaults, and Landlord shall accept such performance by or at the instigation of such Mortgagee(s) as if the same had been done by Tenant.

(c) If any Event of Default (as hereinafter defined) shall occur which, pursuant to this Lease, entitles Landlord to terminate this Lease, and if, before the expiration of thirty (30) days from the date of service of notice of termination upon such Mortgagee(s), such Mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Rent and other payments required under this Lease, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, if any, which are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

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EXHIBIT 2.7(a)(vii)

(d) If Landlord shall elect to terminate this Lease due to the occurrence of an Event of Default, the Mortgagee(s) shall not only have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination, for a period of not more than six (6) months, provided that such Mortgagee shall cure or cause to be cured any then existing defaults within thirty (30) days and meanwhile pay Rent and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant’s part to be complied with and performed, other than past non-monetary defaults, and provided further that the Mortgagee(s) shall take steps to acquire or sell Tenant’s interest in this Lease by foreclosure the Mortgage(s) or otherwise and shall prosecute the same to completion with all due diligence. If, at the end of said six (6) month period, the Mortgagee(s) shall be actively engaged in steps to acquire or sell Tenant’s interest under this Lease, the time of said Mortgagee to comply with the provisions hereof shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity.

(e) Landlord agrees that in the event of termination of this Lease by reason of any Event of Default, or due to any order in bankruptcy or receivership or due to any other action, Landlord shall enter into a new lease of the Premises with the Mortgagee(s) or its nominee(s), for the remainder of the term, effective as of the date of such termination, at the Rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the same conditions of title as this Lease is subject to on the date of the execution hereof, and to the rights, if any, of any parties then in possession of any part of the Premises.

(f) A Mortgagee may foreclose upon a Mortgage and after such foreclosure the Tenant’s interest in this Lease may be transferred to Mortgagee or a third party and thereafter further transferred to other third parties.

(g) Nothing herein contained shall require any Mortgagee(s) or its nominee(s) to cure any default of Tenant which cannot be reasonably cured by such Mortgagee(s).

(h) Landlord agrees promptly after submission to execute, acknowledge and deliver any agreements modifying this Lease requested by any Mortgagee(s), provided that such modification does not materially decrease Tenant’s obligations or materially decrease Landlord’s rights under this Lease.

(i) Landlord shall, at any time and from time to time, upon request, execute, acknowledge and deliver to each Mortgagee(s), an agreement prepared at the cost and expense of Tenant, in form satisfactory to such Mortgagee(s), between Landlord, Tenant and Mortgagee(s), confirming all of the provisions of this Section and containing such other protections and rights of the Mortgagee as may be reasonably requested by Tenant provided any request of Tenant does not materially adversely alter or affect the interests of Landlord in the Premises and under this Lease. The term “Mortgage” whenever used herein shall include whatever security instruments are used by the Mortgagee(s), such as, without limitation, mortgages, assignments of leases, financing statements, security agreements and other documentation requested by the Mortgage(s).

Notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge and agree that the only interest in the Premises that will be subject to a lien of any lender or any other party to secure indebtedness of Tenant (“Third Party Lien”) will be Tenant’s leasehold interest in the Premises and all improvements thereon. Nothing herein shall be construed so as to imply any obligation upon Landlord to subject its fee simple interest in the Premises to a lien, other than the mortgage lien given to Tenant to secure amounts owed to Tenant by Landlord under the Premises Purchase Promissory Note.

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EXHIBIT 2.7(a)(vii)

SECTION 17. Performance by Subtenant or Mortgagee. Any act required to be performed by Tenant pursuant to this Lease may be performed by any sublessee of Tenant or by any Mortgagee(s) and the performance of such act shall be deemed to be performance by Tenant and shall be acceptable as Tenant’s act by Landlord.

SECTION 18. Quiet Enjoyment; Warranties and Representations.

(a) Tenant, upon paying the Rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease, without hindrance or molestation by anyone claiming by, through or under Landlord.

(b) Landlord represents and warrants to Tenant that:

(i) Contemporaneously with the execution and delivery of this Lease, Landlord is acquiring fee simple title to the Premises, subject only to the Permitted Encumbrances (as hereinafter defined) and has the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it hereunder.

(ii) On the Commencement Date, sole and undisturbed physical possession of the entire Premises will be delivered to Tenant free and clear of all liens, defects in title, encumbrances, restrictions, agreements, easements, tenancies and violations of law except for any mortgage granted by Landlord to Tenant and those listed on Exhibit B attached hereto (the “Permitted Encumbrances”). Notwithstanding anything to the contrary herein, if the Premises is subject to or encumbered by any lien, encumbrance, restriction, agreement, easement, tenancy or violations of law as the result of any action of Landlord taken at the request of Tenant, any such encumbrance shall be deemed a Permitted Encumbrance and deemed set forth on Exhibit B attached hereto.

SECTION 19. Defaults.

(a) In the event any one or more of the following events shall have occurred and shall not have been remedied as hereinafter provided, Tenant shall be deemed to be in default under this Lease (an “Event of Default”): (1) Tenant’s failure to pay any Rent when the same shall be due and payable and the continuance of such failure for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure; or (2) Tenant’s failure to perform any of the other covenants, conditions and agreements herein contained on Tenant’s part to be kept or performed and the continuance of such failure without curing the same for a period of sixty (60) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure and Tenant does not cure said failure as provided in subsection (b) of this Section. Simultaneously with the sending of the notices to Tenant, Landlord shall send copies of such notices to any sublessee(s) of the Premises or portions thereof that Tenant may have selected and notified Landlord thereof, in writing, from time to time, any Mortgagees and any additional persons or parties having an interest in the Premises that Tenant may have selected and notified Landlord thereof, in writing, from time to time. The curing of any default(s) within the above time limits by any of the aforesaid parties or combination thereof, shall constitute a curing of any default(s) hereunder with like effect as if Tenant had cured same hereunder and no Event of Default shall be deemed to have occurred.

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EXHIBIT 2.7(a)(vii)

(b) In the event that Landlord gives notice of a default under clause (a)(2) above which is of non-monetary nature and of a nature that it cannot be cured within such sixty (60) day period, no Event of Default shall be deemed to have occurred so long as Tenant, after receiving such notice, proceeds to cure the default as soon as reasonably possible and continues to take steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. Except for an Event of Default described in Section 19 (a), clause (1) above, no Event of Default shall be deemed to have occurred if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by any item of force majeure.

(c) If an Event of Default occurs, Landlord, as its sole and exclusive remedy, and to the exclusion of any other remedy, may terminate this Lease and reenter the Premises by judicial order and recover possession thereof in the manner prescribed by statute. In case of any such Event of Default and reentry, Rent shall be due only up to the time of such reentry.

SECTION 20. Waivers. Failure of Landlord or Tenant to object to any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

SECTION 21. Limitation of Liability. Subject to the provisions hereinafter set forth and notwithstanding anything to the contrary provided in this Lease (each and every term, covenant, condition and provision of this Lease being hereby made specifically subject to the provisions of this Section) and regardless of whether Tenant or any successor in interest of Tenant shall be one or more Mortgagee(s), or an individual, joint venture, tenancy in common, firm, corporation or partnership, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of Tenant or its successors or assigns, or on the part of their officers, directors, employees, members, stockholders, partners or others, with respect to any of the terms, covenants and conditions of this Lease, and Landlord shall look solely to the equity of Tenant, Mortgagee(s) or such successor in interest in the leasehold estate of Tenant in the Premises for the satisfaction of each and every remedy of Landlord in the event of any breach by Tenant or by such successor in interest of any of the terms, covenants, and conditions of this Lease to be performed by Tenant, such exculpation of personal liability to be absolute and without any exception whatsoever.

SECTION 22. Surrender.

(a) Whenever this Lease is terminated, whether by lapse of time, forfeiture, or otherwise, Tenant will yield and deliver up the Premises, including any building and improvements then located thereon, to Landlord in the condition then existing, without representation or warranty of any kind.

(b) All personal property, furnishings, equipment and fixtures (collectively, “Personal Property” which are placed upon the Premises by Tenant or others shall remain the property of Tenant or such others and may be removed at any time. Landlord hereby waives any lien or right to distrain any Personal Property.

SECTION 23. Force Majeure. In the event that Landlord or Tenant shall be delayed or prevented from the performance of any act required hereunder by

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EXHIBIT 2.7(a)(vii)

reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or the act, failure to act or default of the other party, or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that this provision shall have no application to an obligation to pay rent or other monetary obligations hereunder.

SECTION 24. Notices . Every request, notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, or by reputable overnight courier, directed to the other party at the following address(es), or such other address and to such other party or parties as either Landlord or Tenant may designate to the other by notice given from time to time in accordance with this Section and the same shall be deemed given upon receipt:

If to Landlord:

C. Keith Nixon, Jr.
12 East Warren Street
Lebanon, Ohio 45036

with a copy to:

Carlile Patchen & Murphy, LLP
Attn: Jack C. Butler, Esq.
366 East Broad Street
Columbus, Ohio 43215

If to Tenant:

Miami Valley Gaming & Racing, LLC
40 Fountain Plaza
Buffalo, New York 14202
Attention: General Counsel

with a copy to:

Vorys, Sater, Seymour and Pease LLP
Attn: Michael A. Cline, Esq.
52 East Gay Street
Columbus, Ohio 43215

SECTION 25. Certificates. Either party shall, without charge, at any time and from time to time, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any Mortgagee or purchaser, or proposed Mortgagee or proposed purchaser, or any other person specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term; and (f) as to any other matters as may be reasonably requested. Any such certificate may be relied upon by the party requesting it and any other person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

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EXHIBIT 2.7(a)(vii)

SECTION 26. Governing Law. This Lease and the performance thereof shall be governed and interpreted by the laws of the State of Ohio.

SECTION 27. Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 28. Memorandum of Lease. Simultaneously with its execution of this Lease, Landlord shall execute and deliver to Tenant the memorandum of lease in the form of Exhibit “C” attached hereto, which Tenant may record.

SECTION 29. Interpretation. The singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The terms “Landlord” and “Tenant” whenever used herein shall mean only the owner at the time of Landlord’s or Tenant’s interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be.

SECTION 30. Entire Agreement. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof and no oral statement or prior written matter shall have any force or effect and is deemed superseded by this Lease. This Lease shall not be modified or cancelled except in a writing subscribed by all parties.

SECTION 31. Parties. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators and assigns.

SECTION 32. Hold Over. Should Tenant hold over in possession of the Premises or any part thereof after the expiration of the term, unless otherwise agreed to in writing, such tenancy shall constitute a tenancy from year to year, on the same terms and conditions as are applicable to the year prior to such expiration.

SECTION 33. Non-Merger. There shall be no merger of this Lease, or of the leasehold estate created by this Lease, with the fee estate in the Premises by reason of the fact that this Lease, the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, may be held, directly or indirectly, by or for the account of any person who shall own the fee estate in the Premises or any interest in such fee estate, and no such merger shall occur unless and until all persons at the time having an interest in the fee estate in the Premises and all persons (including any Mortgagee(s)) having an interest in this Lease, or in the leasehold estate created by this Lease, shall join in a written instrument effecting such merger and shall duly record the same.

SECTION 34. Lease to Constitute a Single Land Purchase Transaction For Income Tax Purposes.

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EXHIBIT 2.7(a)(vii)

Contemporaneously with the execution and delivery of this Lease, Landlord is acquiring the Premises from the seller thereof (“Land Seller”) and Tenant is advancing to Landlord an amount sufficient to pay the sum of (i) the purchase price for the Premises, (ii) all brokers’ commissions and fees required to be paid in connection with such purchase, and (iii) all other closing costs of Landlord due and payable in connection with Landlord’s purchase of the Premises (such aggregate amount hereafter being referred to as the “Property Acquisition Funds”). This advance of the Property Acquisition Funds is reflected in a promissory note of even date herewith being delivered by Landlord to Tenant in the form of Exhibit D attached hereto and made a part hereof (the “Premises Purchase Promissory Note”), which Premises Purchase Promissory Note is secured by a mortgage on the Premises is the form of Exhibit E or other form which is agreed upon by Landlord and Tenant. The Premises Purchase Promissory Note does not provide for the payment of interest by Landlord to Tenant for so long as the indebtedness reflected thereby is outstanding. Pursuant to the terms of Section 35 below, Tenant will have the obligation, under the circumstances described therein, to acquire fee title to the Premises from Landlord. The parties intend that the purchase and resale of the Premises described in this Section 34 be interpreted as a single land purchase transaction by Tenant only for federal, state and local income tax purposes pursuant to which (i) the advance of the Property Acquisition Funds in exchange for the Premises Purchase Promissory Note, the purchase of the Premises by Landlord from the Land Seller, this Lease, and the obligation of Landlord to sell and Tenant to buy the Premises as reflected in Section 35 of this Lease, is treated as (a) the purchase of the Premises by Tenant from the Land Seller with Tenant as beneficial owner of the Premises, and (b) the retention of title to the Premises by Landlord as an arrangement to provide financial incentive to Tenant to make payments to Landlord under the Note, (ii) the payment of any Additional Rent after a payment default under the Note as described in Section 3(b) of this Lease will be treated as a reduction in the interest obligations as provided under the Note, and (iii) the Premises Purchase Promissory Note is not treated as a further security arrangement to secure payment to Landlord of the Note, and not as debt (all the foregoing, the “Intended Tax Treatment”). The parties agree to treat and report the transactions under this Lease for federal, state and local income tax purposes consistent with the Intended Tax Treatment.

Notwithstanding anything to the contrary set forth herein, Tenant acknowledges and agrees, except for the Intended Tax Treatment, as follows:

(a)	for all purposes of state and federal law applying or related to interests and rights in and to real property, rights and interests of parties in any receivership proceeding, rights of debtors and creditors under any federal bankruptcy law and general rights of debtors and creditors (i) Landlord shall be treated and characterized as owner of the fee title interest in and to the Premises, (ii) Landlord shall be treated and characterized as a landlord of and with respect to this Lease , and (iii) this Lease shall be treated or characterized as a lease of real property; and

(b)	under no circumstances may Tenant or any other party, including but not limited to any successor, transferee, assignee, creditor, receiver or trustee of Tenant, claim that this Lease is or constitutes a mortgage, a security interest in real estate, or a financing vehicle.

None of the foregoing provisions of this Section 34 shall be construed or applied to prevent Tenant from having the obligation to purchase the Premises or receive conveyance of the Premises pursuant to Section 35 below, including in a circumstance where liability under the Premises Purchase Promissory Note is extinguished in a bankruptcy or receivership proceeding.

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EXHIBIT 2.7(a)(vii)

SECTION 35. Obligation to Sell and Purchase the Premises.

(a) Obligation. Landlord shall sell, and Tenant shall purchase, the fee simple interest in the Premises, upon the terms and conditions set forth in this Section 35, upon the occurrence of either of the following events (the “Purchase Obligation”): (i) the payment in full of the Note; or (ii) the occurrence of a Guaranty Event (as defined in the Note) under the Note. The date of the occurrence of the event that triggers the Purchase Obligation is hereinafter the “Trigger Date”. In the event that either Landlord or Tenant shall default in its obligations under this Section 35, the non-defaulting party shall have the right, in additional to any other rights and remedies allowed at law or in equity, to seek specific performance of the obligations of the defaulting party.

(b) Purchase Price. The purchase price for the Premises shall be equal to the amount of the outstanding principal amount of the Premises Purchase Promissory Note. The purchase price shall be paid at Closing (as hereinafter defined) by Tenant’s cancellation of the Premises Purchase Promissory Note and delivery to Landlord by Tenant of a release of all of its liabilities and obligations thereunder. Rent shall be prorated as of the date of closing. If liability for the principal amount of the Premises Purchase Promissory Note is extinguished in a bankruptcy or receivership proceeding, the purchase price to be paid at Closing by Tenant shall be One Hundred Dollars ($100.00) cash.

(c) Landlord Transfers. In the event that Landlord sells, transfers or otherwise conveys the Premises or any part thereof to a third party, then such sale, transfer or conveyance shall be subject to this Lease, including the terms of this Section, and Landlord’s buyer, assignee or transferee shall be required to agree, in writing, to accept the obligations of Landlord under this Lease, and Landlord shall assign to such buyer, and such buyer shall assume, all of Landlord’s interest in the Premises Purchase Promissory Note.

(d) Title Matters. From and after the date hereof, Landlord shall not permit any mortgages, easements, leases, contracts or other encumbrances, other than the Permitted Encumbrances, to affect the Premises without the prior written consent of Tenant. The Premises shall be conveyed to Tenant or its designee or assignee at the Closing pursuant to a limited warranty deed, free and clear of all claims, liens, mortgages, security interests, zoning changes and other encumbrances, excepting only the Permitted Encumbrances, those matters which have been approved in writing by Tenant, and real estate taxes.

(e) Closing. Unless otherwise agreed in writing by Landlord and Tenant, the transactions contemplated hereby shall be closed within thirty (30) days after the Trigger Date (the “Closing”). There shall be no proration of real estate taxes, and Tenant shall be responsible for all real estate taxes due after Closing. Tenant shall pay for all conveyance and transfer fees, escrow and closing fees, costs of title insurance, surveys and recording the deed and other documents. Tenant and Landlord shall each pay their own legal fees. At Closing, Landlord shall execute a seller’s title affidavit, settlement statement, affidavits requested by the title company and other documents as are customarily executed and delivered at a commercial real estate closing in the vicinity of the Premises.

[The remainder of this page is intentionally left blank.]

12

EXHIBIT 2.7(a)(vii)

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:

WARREN GENERAL PROPERTY CO., LLC,an Ohio limited liability company

By:
Name:
Title:

STATE OF	)
	)	SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of             , 201    , by             the             of             , a             , on behalf of Warren General Property Co., LLC, and Ohio limited liability company, on behalf of the company.

NOTARY PUBLIC
My Commission Expires:

13

EXHIBIT 2.7(a)(vii)

TENANT:

MIAMI VALLEY GAMING & RACING, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
	)	SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of             , 201    , by             the             of Miami Valley Gaming & Racing, LLC, a Delaware limited liability company, on behalf of the company.

NOTARY PUBLIC
My Commission Expires:

14

EXHIBIT 2.7(a)(vii)

EXHIBIT A

Legal Description of Premises

EXHIBIT 2.7(a)(vii)

EXHIBIT B

Permitted Encumbrances

EXHIBIT 2.7(a)(vii)

EXHIBIT C

MEMORANDUM OF LEASE

Warren General Property Co., LLC, an Ohio limited liability company (“Landlord”), whose address is c/o C. Keith Nixon, Jr., 12 East Warren Street, Lebanon, Ohio 45036, has leased to Miami Valley Gaming & Racing, LLC, a Delaware limited liability company (“Tenant”), whose address is 40 Fountain Plaza, Buffalo, New York 14202, Attention: General Counsel; the real property described in Attachment 1 attached hereto (the “Premises”), in accordance with the terms, covenants, and conditions set forth in a Ground Lease (the “Lease”) entered into between Landlord and Tenant dated as of             , 201    .

1. The Lease shall be for an initial term of approximately forty (40) years. The initial term of the Lease shall commence             and end on             . Lessee has not paid a security deposit in connection with the Lease.

2. Upon payment of the Note or the occurrence of a Guaranty Event (as both of those terms are defined in the Lease) Landlord has the obligation to sell the Premises to Tenant upon the terms and conditions stated in the Lease.

3. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished to Tenant upon credit, and that no mechanic’s or any other lien for any such labor or materials furnished shall attach to or affect the reversionary or other estate or interest of Landlord in the Premises.

4. This Memorandum is not a complete summary of the Lease. Provisions in this Memorandum shall not be used in interpreting the Lease provisions. In the event of conflict between this Memorandum and the Lease, the Lease shall control.

5. Landlord acquired title to the property by deed of record in the office of the Recorder of Warren County, Ohio as Instrument No.             ; Volume             , Page             .

(the remainder of this page is intentionally left blank)

20

EXHIBIT 2.7(a)(vii)

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of             , 201    .

LANDLORD:

WARREN GENERAL PROPERTY CO., LLC,an Ohio limited liability company

By:
Name:
Title:

STATE OF	)
	)	SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of             , 201    , by             the             of             , a             , on behalf of Warren General Property Co., LLC, and Ohio limited liability company, on behalf of the company.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT 2.7(a)(vii)

TENANT:

MIAMI VALLEY GAMING & RACING, LLC, a Delaware limited liability company

By:

Name:

Title:

STATE OF	)

) SS:

COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of             , 201  , by                     the                     of Miami Valley Gaming & Racing, LLC, a Delaware limited liability company, on behalf of the company.

NOTARY PUBLIC
My Commission Expires:

PREPARED BY AND RETURN TO:

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, Ohio 43215

EXHIBIT 2.7(a)(vii)

ATTACHMENT 1 TO

MEMORANDUM OF LEASE

EXHIBIT 2.7(a)(vii)

EXHIBIT D

PREMISES PURCHASE PROMISSORY NOTE

$	, 20

FOR VALUE RECEIVED, WARREN GENERAL PROPERTY CO., LLC, an Ohio limited liability company (“Maker”), promises to pay to the order of MIAMI VALLEY GAMING & RACING, LLC, a Delaware limited liability company (“Payee”), in lawful money of the United States of America, the principal sum of             Dollars ($            ) (the “Principal”), plus interest as provided herein and all other charges herein provided, payable in immediately available funds, at the rates and in the manner hereinafter set forth.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Ground Lease, dated             , 201    , by and among Maker and Payee (the “Lease”) and is subject to the terms and conditions of the Lease, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Lease. This Note is secured by the real estate of Maker described in Exhibit A attached hereto, and is not subject to recourse against any member, employee or manager of Maker.

1.	PAYMENTS

1.1	PRINCIPAL

The outstanding Principal balance of this Note shall be due and payable on the date of the termination or expiration of the Lease.

1.2	INTEREST

The Note shall not bear interest.

1.3	PREPAYMENT

Maker may not prepay all or any portion of the outstanding Principal balance of this Note, provided that Payee shall surrender and cancel this Note upon Maker’s conveyance of the real property demised under the Lease to Payee or its designee in accordance with the terms of the Lease.

1.4	MANNER OF PAYMENT

All sums paid by Maker to Payee with respect to this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

EXHIBIT 2.7(a)(vii)

2.	DEFAULTS

2.1	EVENTS OF DEFAULT

The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

(a) If Maker shall fail to perform its obligations under this Note or the Lease and such failure continues for thirty (30) days after Payee notifies Maker thereof in writing.

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors, Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

2.2	REMEDIES

Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

3.	ASSIGNMENT

Neither Payee nor Maker may assign its interest in this Note without the prior written consent of the other, and any attempted assignment without such consent shall be void ab initio; provided, however (i) that Maker may assign its interest in this Note without Payee’s consent to any person or entity that simultaneously acquires Maker’s fee interest in the premises demised under the Lease and Maker’s interest as landlord under the Lease; and (ii) Payee may assign its interest in this Note without maker’s consent to any person or entity that simultaneously acquires Payee’s interest as tenant under the Lease.

4.	MISCELLANEOUS

4.1	WAIVER

The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver

EXHIBIT 2.7(a)(vii)

that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

4.2	NOTICES

Any notice required or permitted to be given hereunder shall be given in accordance with Section 24 of the Lease.

4.3	SEVERABILITY

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.4	GOVERNING LAW

This Note will be governed by and construed under the laws of the State of Ohio.

4.5	PARTIES IN INTEREST

This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker. Subject to the preceding sentence, this Note will be binding in all respects upon Maker and inure to the benefit of Payee and its successors and assigns.

4.6	SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof’ and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

[MAKER]

By:
Print Name:
Title:

EXHIBIT 2.7(a)(vii)

EXHIBIT A

TO PREMISES PURCHASE PROMISSORY NOTE

Legal Description of Land Securing Premises Purchase Promissory Note

EXHIBIT 2.7(a)(vii)

EXHIBIT E

MORTGAGE TO SECURE PREMISES PURCHASE PROMISSORY NOTE

MORTGAGE

(Ohio Revised Code Section 5302.14)

WARREN GENERAL PROPERTY CO., LLC, an Ohio limited liability company, as mortgagor, with an address of 12 East Warren Street, Lebanon, Ohio 45036, for good and valuable consideration paid, grants with mortgage covenants, MIAMI VALLEY GAMING & RACING, LLC, a Delaware limited liability company, as mortgagee, with an address of 40 Fountain Plaza, Buffalo, New York 14202, Attention: General Counsel, subject to all liens and encumbrances of record as of the date hereof, the following REAL PROPERTY:

See Exhibit A attached hereto.

This mortgage is given, upon the statutory condition, to secure the payment of money in the amount of $            as evidenced by that certain Premises Purchase Promissory Note of even date herewith.

“Statutory condition” is defined in Section 5302.14 of the Ohio Revised Code and provides generally that if the mortgagor pays the principal and interest secured by this mortgage, performs the other obligations secured hereby and the conditions of any prior mortgage, pays all taxes and assessments, maintains insurance against fire and other hazards, and does not commit or suffer waste, then this mortgage shall be void.

[The remainder of this page is intentionally left blank.]

EXHIBIT 2.7(a)(vii)

IN WITNESS WHEREOF, mortgagor has executed this Mortgage as of the     day of            , 201    .

WARREN GENERAL PROPERTY CO., LLC, an Ohio limited liability company

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of             , 201    , by                    the                    of                     , a                    , on behalf of Warren General Property Co., LLC, and Ohio limited liability company, on behalf of the company.

NOTARY PUBLIC
My Commission Expires:

This Instrument was prepared by:

Vorys, Sater, Seymour and Pease

52 East Gay Street

Columbus, Ohio 43215

EXHIBIT 2.7(a)(vii)

EXHIBIT A

TO MORTGAGE

Legal Description of Mortgaged Property

Exhibit 2.7(a)(xii)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of             , 2012, is entered into by and among Miami Valley Gaming & Racing, LLC, a Delaware limited liability company having an address of 40 Fountain Plaza, Buffalo, New York 14202 (the “Debtor”), and Lebanon Trotting Club, Inc., an Ohio corporation , and Miami Valley Trotting, Inc., an Ohio corporation (together with their respective successors and assigns, collectively, “Secured Party”). Debtor hereby grants to Secured Party a continuing security interest in and to, and a lien on and hereby assigns to Secured Party as collateral, all of the “Collateral”, as defined in Section 2 of this Agreement.

1. Secured Obligations. The security interest hereby granted shall secure the full, prompt and complete payment and performance of all of the indebtedness and obligations (collectively, the “Obligations”) evidenced by that certain Buyer Promissory Note of even date herewith made by Debtor, as maker, payable to the order of Secured Party, as payee, in the principal amount of $50,000,000 (as the same may be adjusted, modified, amended, renewed, consolidated, restated or replaced from time to time, the “Note”). The Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement dated as of March 1, 2012, by and among Debtor, as buyer, Secured Party, as sellers, and Keith Nixon, Jr. and John Carlo, each a resident of the State of Ohio, as sellers’ representatives, as applicable (as the same may be modified or amended from time to time, the “Purchase Agreement”), and is subject to the terms and conditions of the Purchase Agreement. Capitalized terms used in this Agreement without definition shall have the respective meanings set forth in the Purchase Agreement.

Secured Party agrees and acknowledges that the Note, and the payment of the Obligations evidenced thereby, will be subject to the terms of a subordination agreement (the “Subordination Agreement”) to be executed by and between Secured Party and the Senior Lender, at the time that the Senior Obligations Documents (as hereinafter defined) are entered into between Debtor and the Senior Lender. Secured Party understands that the terms of the Subordination Agreement will need to be negotiated between the Senior Lender and Secured Party, but agrees and covenants that the following terms and conditions will be acceptable to Secured Party:

(a) payment of the Obligations will be subordinate to the payment of the Senior Obligations (as hereinafter defined), and for purposes of clarity, the parties agree that this subsection (a) shall in no way constitute or be construed to be a waiver of Secured Party’s ability to declare a Maker Payment Default (as defined in the Note);

(b) the security interests granted by Debtor to the Secured Party pursuant to this Agreement or otherwise to secure the payment and performance of the Obligations will be subject to and subordinate in priority to the security interests and liens granted by Debtor to the Senior Lender to secure the payment and performance of the Senior Obligations;

(c) so long as no default in the payment or performance of the Senior Obligations has occurred, regularly scheduled payments of principal and interest on the indebtedness evidenced by the Note will be permitted by the Senior Lender;

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(d) upon a default in the payment or performance of any of the Senior Obligations,

(i) payment of the Obligations will be blocked and subject to a specified standstill period until the earlier of (A) the date on which such default in the Senior Obligations has been fully cured or the Senior Obligations have been paid in full, and (B) 360 days after the date on which Secured Party obtains a Judgment (as hereinafter defined) as described in subsection (e) below, and

(ii) except to the extent set forth in subsection (e), enforcement or remedial actions by Secured Party to enforce payment of any of the Obligations or any of its rights or remedies under the Note or this Agreement will be blocked and subject to a specified standstill period until the earlier of (A) the date on which such default in the Senior Obligations has been fully cured or the Senior Obligations have been paid in full, and (B) 360 days after the date on which Secured Party obtains a Judgment; and

(e) upon the occurrence and during the continuation of a Maker Payment Default, Secured Party may obtain a judgment with respect to the Obligations (a “Judgment”), but collection, enforcement or remedial actions by the Secured Party to collect or enforce payment thereof or of any Obligation, or any of Secured Party’s rights or remedies under the Note or this Agreement, will be blocked and subject to a specified standstill period until the earlier of (A) the date on which any default in the Senior Obligations has been fully cured or the Senior Obligations have been paid in full, and (B) 360 days after the date on which Secured Party obtains a Judgment.

Debtor agrees that Secured Party’s election to abide by, and not deviate from, the terms set forth above in Secured Party’s negotiations with the Senior Lender regarding the terms of the Subordination Agreement shall not constitute a breach by Secured Party of any duty to act in good faith or in a commercially reasonable manner.

Secured Party also agrees and acknowledges that, at Debtor’s election at any time (such election, a “Guaranty Event”), Debtor may elect to terminate this Agreement and all security interests granted to Secured Party pursuant hereunder, to trigger the Purchase Obligation (as defined in the Ground Lease) under the Ground Lease, and to provide Secured Party with written Guaranties (as hereinafter defined) of the Note from the owners of each of the members of the Debtor, which members are direct or indirect wholly-owned subsidiaries of Delaware North Companies Gaming & Entertainment, Inc. (“DNC”) and of Churchill Downs Incorporated (“CDI”) (each of DNC and CDI, collectively, the “Parent Companies”, and each, a “Parent Company”). Provided that the Parent Companies directly or indirectly own, collectively, one hundred percent (100%) of the financial interests or rights in and of Debtor, Debtor and Secured Party agree that they shall, within thirty (30) days following the delivery of written notice by Debtor to Secured Party that Debtor is electing to trigger the Guaranty Event, take any and all actions deemed reasonably necessary or appropriate by the Debtor and Secured Party to (a) terminate this Agreement and Secured Party’s security interest hereunder, and all other rights and duties of the respective parties hereunder, and to file a UCC termination or release of any financing statement filed by Secured Party as secured party thereunder, and return any collateral

2

then held by Secured Party in its possession as secured party to Debtor, (b) close on the Purchase Obligation, and have Debtor, as tenant, together with the lessor under the Ground Lease, proceed with the actions to be taken pursuant to the Purchase Obligation as set forth in the Ground Lease, and (c) confirm Secured Party’s receipt of the written Guaranties of the Parent Companies. In connection with the foregoing, the Parent Companies will simultaneously provide Secured Party with unconditional pro rata guaranties of the Note, with each such Parent Company, as guarantor, guaranteeing the payment of a pro rata portion of the Obligations evidenced by the Note, based upon the direct and indirect percentage ownership interests of each such Parent Company in the financial interests or rights of Debtor, and with the result that payment of all Obligations evidenced by the Note is severally but not jointly guaranteed by the Parent Companies. For purposes of the foregoing, “Guaranties” means the full and unconditional agreement to pay all Obligations of the Note in accordance with the terms and provisions of Sections 1.1 and 1.2 thereof.

2. Collateral. (a) The collateral in which a security interest is hereby granted comprises any and all Debtor’s Accounts, Goods, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Goods, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software, Stock Rights and Other Collateral, wherever located, in which the Debtor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, software, computer files, programs, printouts and other computer materials and records related thereto (all of the foregoing hereinafter sometimes called the “Collateral”). All capitalized collateral descriptions in this paragraph, other than Stock Rights and Other Collateral shall have the meaning given to such terms in Article 9 of the Ohio UCC. “Other Collateral” means any property of the Debtor, other than real estate, not included within the defined terms Accounts, Goods, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Goods, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software and Stock Rights, including, without limitation, all goods, cash on hand, and other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Debtor other than real estate. “Stock Rights” means any Securities, dividends or other distributions and any other right or property which the Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities or other ownership interests in a corporation, partnership, joint venture, limited liability company or other entity constituting Collateral and any Securities, any right to receive Securities and any right to receive earnings, in which the Debtor now has or hereafter acquires any right, issued by an issuer of such Securities. Securities shall have the meaning given to such term in Article 8 of the Uniform Commercial Code as enacted in the State of Ohio. Collateral also specifically includes, without limitation, the “Acquired Assets” which are located at, or used in connection with the operation of the business located at, the Raceway Facilities at 665 North Broadway Street, Lebanon, Ohio, and any and all personal property of Debtor to be located at the New Facility, including, but not limited to, all of Debtor’s rights, titles and interests in and to the following:

(i) the Operating Bankroll;

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(ii) all inventories and accounts receivable;

(iii) all rights relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof;

(iv) all Tangible Personal Property;

(v) all transferable Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Secured Party, including the Gaming or Racing Approvals, the Gaming License and the Racing License, and other items listed in Part 3.15(b) of the Purchase Agreement;

(vi) all data and records related to the business and operations of Debtor, including client, customer and supplier lists and records, sales and credit records, referral sources, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising and sales materials, promotional materials, studies, reports, correspondence, and other similar documents and records; except that no compensation history, personnel books or records of any employee of Debtor shall be included as part of the Collateral without the consent of the employee to whom such documents and records relate;

(vii) all of the intangible rights and property, including Intellectual Property, going concern value, goodwill associated with the business of Debtor, telephone, telecopy and e-mail addresses and listings and those items listed in Part 3.23 of the Disclosure Letter;

(viii) all insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets prior to Closing, unless expended in accordance with the Purchase Agreement;

(ix) the Acquired Contracts;

(x) all claims of Buyer against third parties relating to the Collateral, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Part 2.1(i) of the Purchase Agreement: and

(xi) all proceeds and products of the foregoing property, including, without limitation, products and cash proceeds and noncash proceeds (including all rents, revenues, issues, and profits arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any and all of the assets and property described above in this definition of Collateral or any interest therein) of any and all of the assets and property described above in this definition of Collateral, and all additions, accessions, attachments, parts, appurtenances and improvements to, replacements and substitutions of, and all supporting obligations for, guaranties of, and all insurance policies and proceeds of insurance payable by reason of loss or damage to, any of the foregoing property, including unearned premiums, and documents covering, the assets and property described above in this definition of Collateral, all sales of accounts, all tort or other claims against third parties arising out of damage or destruction of property described above in this definition of Collateral, and all property received wholly or partly in trade or exchange for property described above in this definition of Collateral.

4

(b) Notwithstanding the foregoing or anything else contained herein to the contrary, the Secured Party agrees and acknowledges that (i) none of the Collateral consists or shall consist of any Excluded Assets or Excluded Property, or any other property or assets which are not described in Section 2(a), and (ii) the security interest in and lien on the Collateral granted to Secured Party hereunder is subject and subordinate in priority to the security interest and lien granted in the Collateral or any part thereof by Debtor to the Senior Lender to secure the payment and performance of the Senior Obligations but in a principal amount not exceeding $175,000,000.00.

3. Definitions. All of the uncapitalized terms contained in this Agreement which are now or hereafter defined in the Ohio UCC will, unless the context expressly indicates otherwise, have the meanings provided for now or hereafter in the Ohio UCC, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision. As used herein, the following terms have the following meanings:

(a) “Event of Default” means the occurrence of any one or more of the following events: (i) a Maker Payment Default (as defined in the Note) occurs, or any other payment of principal or interest due and owing on the Note, whether by its terms or as otherwise provided herein, is not paid on the date when due (subject to any applicable cure periods, if any); or (ii) all or substantially all of the assets of Debtor are sold or transferred in a transaction or series of related transactions, or Debtor merges or consolidates with any other entity in a transaction or series of related transactions where Debtor is not the surviving entity, and which were not otherwise consented to by Secured Party in writing (such consent not to be unreasonably withheld or delayed); or (iii) the ownership interests of Debtor are sold or transferred to any Person such that the owners of such issued and outstanding ownership interests on the date hereof and their affiliates collectively own less than fifty-one percent (51%) of the then-outstanding issued and outstanding ownership interests of Debtor following such sale or transfer; or (iv) the business of Debtor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution; or (v) Debtor shall take, or any other Person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for Debtor’s winding up, liquidation, dissolution, or for the appointment of a receiver in relation to any or all of Debtor’s assets, that is not otherwise consented to by Secured Party in writing (such consent not to be unreasonably withheld or delayed); or (vi) Debtor shall commit any other act of insolvency; or (vii) Debtor seeks protection, or an involuntary proceeding is filed or initiated against Debtor and not dismissed within sixty (60) days of such filing, under any state or federal insolvency or bankruptcy laws, or similar laws relating to creditors’ rights generally.

(b) “Excluded Property” means, collectively: (i) any right, title or interest in any permit, license or any contractual obligation (other than for borrowed money) entered into by Debtor or any directly held investment property or any general intangibles now or hereafter owned by Debtor (A) that prohibits the creation by Debtor of a security interest or lien thereon or requires the consent of any Person other than Debtor, which consent has not been obtained as a condition to the creation of such security interest or lien or which would be breached or give any party the right to terminate it as a result of creation of such security interest or lien, or (B) to the

5

extent that any requirement of law applicable thereto prohibits the creation of a security interest or lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law;

(ii) any property now owned or hereafter acquired by Debtor that is subject to a purchase money lien or a capital lease if the contractual obligation pursuant to which such lien is granted (or the documentation providing for such purchase money lien or capital lease) prohibits the creation by Debtor of a lien thereon or requires the consent of any Person other than Debtor which consent has not been obtained as a condition to the creation of any other lien on such property;

(iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed);

(iv) assets sold to a Person in the ordinary course of business;

(v) any property to the extent that such grant of a security interest is prohibited by a governmental authority, or requires a consent not obtained of any governmental authority; and

(vi) leasehold interests in real property with respect to which any Debtor is a tenant or subtenant.

(b) “Ohio UCC” means the Uniform Commercial Code in effect in the State of Ohio.

(c) “Permitted Liens” means (i) liens for taxes, assessments, or other governmental charges which are not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) any liens granted to Secured Party or its Affiliates to secure the repayment or performance of the Obligations; (iii) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business; (v) mechanics’, workers’, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations that are not more than thirty (30) days past due; (vi) liens and security interests now or hereafter granted by Debtor to the Senior Lender hereunder or otherwise to secure the payment and performance of the Senior Obligations; (vii) to the extent such transactions create a lien thereunder, liens in favor of lessors securing operating leases or sale and leaseback transactions; and (viii) liens on fixed or capital assets acquired, constructed or improved by Debtor after the date hereof.

(c) “Senior Lender” means any one or more banks or other Persons that extend financing to Debtor which constitutes all or any part of the Senior Obligations,.

(d) “Senior Obligations” means the indebtedness and obligation owed by Debtor to the Senior Lender in the maximum principal amount of up to One Hundred Seventy-Five Million Dollars ($175,000,000.00), together with interest thereon, pursuant to and as evidenced by the Senior Obligations Documents.

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(e) “Senior Obligations Documents” means the loan, credit or other type of financing agreement hereafter entered into by and between Debtor, as borrower, and the Senior Lender, as lender, and the promissory note or notes made by Debtor payable to the order of the Senior Lender in the original principal amount of up to One Hundred Seventy-Five Million Dollars ($175,000,000.00), and the other agreements, documents and instruments evidencing or securing the Senior Obligations, in each case as the same may be modified, amended, supplemented, restated or replaced.

(f) “Uniform Commercial Code” means the Uniform Commercial Code as adopted in each applicable jurisdiction, as amended or superseded from time to time.

4. Representations and Warranties. To induce Secured Party to extend credit to Debtor as evidenced by the Note and pursuant to the Purchase Agreement, Debtor hereby represents and warrants to Secured Party as follows:

(a) Debtor is a limited liability company with its chief executive office and mailing address located at the address set forth on Exhibit A and is organized in the State of Delaware, with an organizational number as set forth on Exhibit A. Debtor has taken any and all action required under its organizational documents to authorize the grant of the security interest to Secured Party. Debtor further warrants that (i) its exact legal name is set forth on Exhibit A, (ii) Debtor’s federal tax identification number is as set forth on Exhibit A, and (iii) Exhibit A lists the location of any and all of the Collateral as of the date hereof;

(b) Debtor is, and as to any property which at any time forms a part of the Collateral, shall be, the owner of each and every item of the Collateral, or otherwise have the right to grant a security interest in the Collateral, free from any lien except to the extent, if any, of Permitted Liens; and

(c) Debtor has full right to grant the security interest hereby granted; and Debtor shall defend the Collateral and each and every part thereof against all claims of all Persons at any time claiming any of the Collateral or claiming any interest therein adverse to Secured Party except to the extent, if any, of Permitted Liens.

5. Debtor’s Responsibilities.

(a) Until all of the Obligations are fully paid, performed and satisfied and this Agreement is terminated, Debtor will:

(i) furnish to Secured Party in writing upon Secured Party’s reasonable written request (which, except during such time as an Event of Default has occurred and is continuing, shall occur no more frequently than annually) a current list of all Collateral for the purpose of identifying the Collateral and, further, execute and deliver such supplemental instruments, in the form of assignments or otherwise, as Secured Party shall reasonably request for the purpose of confirming and perfecting Secured Party’s security interest in any or all of the Collateral, or as is necessary to provide Secured Party with control over the Collateral or any portion thereof (subject to the rights of the Senior Lender);

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(ii) keep the Collateral fully insured and furnish certificates of insurance evidencing such insurance on the Collateral (with such certificates showing Secured Party or the Senior Lender ) as loss payee and additional insured, and the agreement of the carrier to provide 30 days’ prior written notice to Secured Party or Senior Lender prior to cancellation, and make available to Secured Party any and all of Debtor’s books, records, written memoranda, correspondence and other instruments or writings that in any way evidence or relate to the Collateral;

(iii) maintain all Collateral in good condition and handle, maintain and store the Collateral in a safe and careful manner in accordance with all applicable laws, rules, regulations, ordinances and governmental orders, except to the extent such Collateral is obsolete or otherwise no longer used in the business of Debtor;

(iv) notify Secured Party at least ten (10) days in advance in writing of any change in Debtor’s (x) chief executive office or principal place of business or (y) any change to Debtor’s exact legal name as set forth on Exhibit A;

(v) pay all reasonable out-of-pocket costs of filing any financing, continuation or termination statements with respect to the security interest granted and the rights created hereby;

(vi) maintain possession of all tangible Collateral at the locations set forth on Exhibit A and not remove the Collateral from those locations (except for (x) inventory in transit and sales of inventory in the ordinary course of business and (y) the periodic replacement of furniture, fixtures and equipment with items of comparable value and quality in the ordinary course of Debtor’s business without giving Secured Party at least ten (10) days’ prior notice of such action and complying with the other terms of this Agreement; provided, however, that such location is within the continental United States;

(vii) take any other and further action necessary or desirable as reasonably requested by Secured Party to grant to Secured Party, following the occurrence and during the continuation of any Event of Default, control over the Collateral, including the execution and/or authentication of any assignments or third party agreements; to obtain delivery of the Collateral to the possession of Secured Party; or to obtain acknowledgments of the lien and security interest of Secured Party from third parties in possession of any Collateral. Debtor agrees to consent to and authorize any third party in an authenticated record or agreement between Debtor, Secured Party, and the third party, including depository institutions, securities intermediaries, and issuers of letters of credit or other supporting obligations to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Party regarding same in form and substance reasonably satisfactory to Debtor, without further consent of Debtor (subject to the rights of the Senior Lender);

(viii) not, without at least ten (10) days prior written notice to Secured Party, change the form of or the jurisdiction of Debtor’s organization;

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(ix) if any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law, Debtor will take commercially reasonable efforts to secure from the lien holder, or the party in whose favor it is, a written consent and subordination to the security interest hereby granted or a written disclaimer of any interest in the Collateral, in such form as is reasonably acceptable to Secured Party;

(x) promptly after Secured Party’s request, deliver to Secured Party any and all evidences of ownership of the Collateral, including any certificates of title and applications for title pertaining to Debtor’s motor vehicles so that Secured Party may cause its security interest and lien to be noted on such certificates of title; and

(xi) as soon as practicable after the end of each fiscal year of Debtor, and in any event within one hundred twenty (120) days thereafter, reviewed financial statements of Debtor, including, a balance sheet, statements of cash flows and owners’ equity for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report of independent certified public accountants of recognized standing, selected by Debtor and satisfactory to Secured Party (with Secured Party’s agreement as of the date hereof that PricewatrhouseCoopers and Ernst & Young are acceptable to Secured Party), which report and opinion shall be prepared in accordance with generally accepted auditing standards, together with a certificate by such accountants briefly setting forth the scope of their examination and stating that in their judgment such examination is sufficient to enable them to give the certificate.

(xi) pay promptly when due all taxes, assessments, charges or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(b) To protect, perfect, or enforce, from time to time, Secured Party’s rights or interests in the Collateral, Secured Party may, in its discretion (but without any obligation to do so), (i) discharge any liens or other encumbrances (other than Permitted Liens) at any time levied or placed on the Collateral (subject to the rights of the Senior Lender), (ii) pay any insurance to the extent Debtor has failed to timely pay the same, (iii) maintain guards where any Collateral is located if an Event of Default has occurred and is continuing and such Collateral is not guarded in accordance with industry standards and provided such guards shall not interfere with the operations of Debtor, and (iv) obtain any record from any service bureau and pay such service bureau the cost thereof. All costs and expenses incurred by Secured Party in exercising its discretion under this subparagraph (b) will be part of the Obligations, payable on Secured Party’s demand and secured by the Collateral.

(c) Debtor shall remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Secured Party shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

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6. Power of Attorney. Debtor hereby makes, constitutes and appoints Secured Party its true and lawful attorney-in-fact after the occurrence and during the continuation of any Event of Default to act with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Agreement. Debtor (a) specifically authorizes Secured Party, upon the occurrence and during the continuance of an Event of Default (following the lapse of any applicable cure period), to act as its true and lawful attorney–in—fact to execute and/or authenticate on its behalf and/or file financing statements reflecting its security interest in the Collateral and any other documents necessary or desirable to perfect or otherwise further the security interest granted herein; (b) specifically authorizes Secured Party, upon the occurrence and during the continuance of an Event of Default, to act as its true and lawful attorney-in-fact to execute and/or authenticate any third party agreements or assignments to grant Secured Party control over the Collateral, including third party agreements between the Debtor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other supporting obligations which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, such power of attorney to be exercised after the occurrence of an Event of Default (following the lapse of any applicable cure period) or after Debtor’s failure to so execute and/or authenticate after Secured Party’s request therefor; and (c) specifically authorizes Secured Party, upon the occurrence and during the continuance of an Event of Default (following the lapse of any applicable cure period), to issue, without further consent of Debtor, all (i) instructions to any bank at which any deposit account of Debtor is maintained with respect to all existing or future funds held in such deposit account and (ii) exclusive entitlement orders to all securities intermediaries with respect to all existing or future investment property of Debtor held in any securities account maintained by such securities intermediary.

Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred upon Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Secured Party to exercise such powers and neither Secured Party nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

7. Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default (following the lapse of any applicable cure period), Secured Party shall have, and have the right to exercise, all rights, powers and remedies set forth in this Agreement and any other agreements, documents or instruments executed in connection herewith or the transactions evidenced hereby, and in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the Ohio UCC, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option, upon the occurrence and during the continuance of any Event of Default (following the lapse of any applicable cure period), declare all Obligations to be immediately due and payable, and all of Obligations then owing to Secured Party shall be automatically due and payable in full without demand, notice or further action of any kind required on the part of

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Secured Party. In addition, upon the occurrence and during the continuance of any Event of Default (following the lapse of any applicable cure period), Secured Party shall have the following rights and remedies:

(a) Sale of Collateral. Subject to the rights of the Senior Lender, Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale. Notwithstanding the foregoing, before selling any Collateral the operation of which requires a Gaming License to any Person which does not have such license, Secured Party shall use commercially reasonable efforts to sell such Collateral to a Person which holds the applicable Gaming License. Debtor acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Secured Party may apply the net proceeds, after deducting all costs, expenses, including attorneys’ and paralegals’ fees, incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtor. Debtor shall remain liable for any amount remaining unpaid after such application. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition. Debtor hereby confirms, approves and ratifies all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives by reason of taking, selling or collecting any portion of the Collateral in accordance herewith. Debtor consents to releases of the Collateral at any time following the occurrence of any Event of Default (following the lapse of any applicable cure period), and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate.

(b) UCC Rights. In addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement, Secured Party also may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law.

8. Indemnification; Expenses.

(a) Indemnification. Debtor absolutely, irrevocably and unconditionally hereby agrees to and does hereby indemnify and hold harmless Secured Party against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever (collectively, “Indemnified Liabilities”) which shall at any time or times be incurred or sustained by Secured Party or by any of its respective shareholders, directors, officers, employees, subsidiaries, affiliates or agents on account or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with, arising out of, or ancillary to this Agreement or the Collateral, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement are ultimately consummated; provided, however, that Debtor will not be obligated to indemnify an indemnified party in accordance with this Section 8(a) to the extent such Indemnified Liabilities resulted from a breach by such indemnified party of its express

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obligations under this Agreement, the Purchase Agreement, any other agreement between or among Debtor and one or more of such indemnified parties as contemplated thereby or the gross negligence or willful misconduct of such indemnified party. The indemnification provided for in this Section 8(a) is in addition to, and not in limitation of, any other indemnification or insurance provided by Debtor to Secured Party.

(b) Expenses. Upon demand Debtor shall pay to Secured Party the amount of any and all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, costs and expenses, which Secured Party may incur in connection with any and all of the following (i) the administration of this Agreement; (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral; (iii) the exercise or enforcement of any of the rights of Secured Party; or (iv) the failure by Debtor to perform or observe any of the provisions of this Agreement, all of which constitute part of the Obligations and are secured by the Collateral.

9. General Provisions.

(a) Successors and Assigns. All rights of Secured Party shall inure to the benefit of its successors, assigns and affiliates and all obligations of Debtor shall bind the successors and assigns of Debtor. Neither party may assign its rights hereunder without the prior written consent of the other (such consent not to be unreasonably withheld or delayed) and any attempted assignment without such consent shall be void ab initio and of no force or effect.

(b) Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement of the parties with respect to the subject matter of this Agreement, and supersede all previous understandings and agreements relating to the subject matter hereof, and no oral agreement whatsoever, whether made contemporaneously herewith or hereafter shall amend, modify or otherwise affect the terms of this Agreement.

(c) Governing Law. This Agreement and all rights and liabilities hereunder shall be governed and limited by and construed in accordance with the local laws of the State of Ohio (without regard to Ohio conflicts of law principles).

(d) Severability. It is the express intent of the parties hereto that if any provision of this Agreement is found invalid by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining provisions of this Agreement.

(e) Authorizations, etc. Debtor hereby authorizes Secured Party to file a copy of this Agreement as a financing statement with government authorities necessary to perfect Secured Party’s security interest in the Collateral. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of Debtor, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including, without limitation, Debtor’s assets which are located at the Raceway Facilities at 665 North Broadway Street, Lebanon, Ohio, or at the New Property, and (B) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by

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Part 5 of Article 9 of the Ohio UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Debtor as debtor and Secured Party as secured party. Secured Party is hereby authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest granted to Secured Party in the Collateral.

(f) Extensions and Compromises. With respect to any Collateral held by Secured Party as security for the Obligations, Debtor assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Secured Party may deem advisable. Except to the extent required by applicable law, Secured Party shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Collateral in the possession of Secured Party.

(g) Schedules, Exhibits, etc. The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. All schedules, exhibits or other attachments to this Agreement are incorporated into, and are made and form an integral part of, this Agreement for all purposes. As used in this Agreement, “hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Debtor is to be taken promptly, unless the context clearly indicates the contrary.

(h) Notices. All notices hereunder shall be made and delivered in accordance with the provisions of the Purchase Agreement.

(i) Prohibited or Unenforceable Provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. All of Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

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(j) Jurisdiction; Service of Process. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Ohio, County of Franklin or Montgomery, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this Section 9(j) may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(k) Termination. This Agreement will terminate upon the full performance, payment and satisfaction of all of the Obligations. Upon such termination, Secured Party shall, at Debtor’s expense, promptly execute and deliver to Debtor proper documentation to release the liens on and security interests in the Collateral or similar instrument of re-conveyance prepared by Secured Party, and Secured Party shall duly deliver to Debtor such Collateral as has been released and is in the possession of Secured Party.

(l) Cumulative Remedies. The remedies provided in this Agreement, are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Secured Party does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

(m) Governing Document. In the event of any conflict between the provisions of this Agreement and the Note then the provisions of the Note shall govern.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

DEBTOR:

Miami Valley Gaming & Racing, LLC, a Delaware limited liability company

By:

Title:

SECURED PARTY:

Miami Valley Trotting, Inc., an Ohio corporation

By:

Title:

Lebanon Trotting Club, Inc., an Ohio corporation

By:

Title:

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Exhibit A

Debtor’s Organizational Identification

Number in the State of Delaware: 5080029

Debtor’s Federal Tax Identification Number: 37-1657920

Debtor’s Chief Executive Office and Mailing Address:

Miami Valley Gaming & Racing, LLC

40 Fountain Plaza

Buffalo, New York 14202

Attention: General Counsel

Fax no.: (716) 858-5056

and

700 Central Avenue

Louisville, KY 40208

Attention: General Counsel

Fax No.: (502) 636-4548

Debtor’s Offices or Locations Where any Collateral is Located:

Raceway Facilities and/or New Facility

Trade Names, Assumed Names and Fictitious Names:

A.	Currently in Use: None

B.	Used During Last Five Years but not Currently in Use: N/A

Assets Acquired in Bulk Transfer: N/A

Exhibit 2.7(b)(iii)

NON-NEGOTIABLE PROMISSORY NOTE

$50,000,000.00

Columbus, Ohio

            , 2012

FOR VALUE RECEIVED, MIAMI VALLEY GAMING & RACING, LLC, a Delaware limited liability company (“Maker”), promises to pay to LEBANON TROTTING CLUB, INC., an Ohio corporation (“LTC”), and MIAMI VALLEY TROTTING, INC., an Ohio corporation (“MVT”) (collectively “Payee”), the principal sum of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (the “Initial Principal”), plus interest as provided herein and all other charges herein provided, payable in cash, at the rates and in the manner hereinafter set forth.

The Initial Principal of this Note shall be reduced by payments to Payee as herein provided. The outstanding and unpaid balance of the Initial Principal is referred to herein as the “Principal”.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated March 1, 2012, by and among Maker, Payee and Seller’s Representatives (the “Agreement”) and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition herein shall have the respective definitions thereof as set forth in the Agreement. This Note is secured by a lien as described and provided in an agreement (the “Security Agreement”) executed on the date hereof.

For purposes hereof, “Obligation” shall mean each and every sum or amount that Maker is obligated to pay under this Note as Principal, Base Interest, Default Interest, and “Obligations” shall mean more than one Obligation.

1.	PAYMENTS

1.1 PRINCIPAL AND INTEREST

Except as hereinafter provided, the Principal of this Note and Base Interest (hereinafter defined) thereon shall be due and payable in twenty four (24) equal consecutive quarterly payments of $2,083,333 of Principal and a sum payable along with such quarterly payment of Principal equal to the Base Interest on the then outstanding Principal (each such payment a “Periodic Payment”) with the first Periodic Payment due and payable on the date that is ninety-one (91) days after the date on which the New Facility is opened to the general public (“Commencement Date”). Each subsequent Periodic Payment shall be due and payable on the date that is 3 months to the date after the preceding Periodic Payment until all Periodic Payments have been made in full. The unpaid and outstanding balance of the Principal shall bear interest (“Base Interest”) at the fixed rate of 5% per annum, calculated on a 365-day per annum period, paid in arrears, which shall accrue from the Commencement Date, and shall be due and payable quarterly together with each Periodic Payment.

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In addition, any payments of “Additional Rent” (as defined in the “Ground Lease”, as hereinafter defined) made by the Maker to Warren General Property Co., LLC, an Ohio limited partnership, as landlord (the “Landlord”) pursuant to Section 3 of that certain Ground Lease of even date herewith by and between the Maker, as tenant, and the Landlord (the “Ground Lease”), shall serve to reduce accrued and unpaid interest under the Note at such time as all principal and interest payments on the Note are brought current. Payee acknowledges that, upon payment by Maker of all amounts required to cure any then-existing payment defaults under the Note, the full amount of all Additional Rent paid under the Ground Lease will be applied to accrued and unpaid interest under the Note.

All sums received by Payee with respect to any Obligation of this Note shall be applied in the following order of priority: (a) Base Interest as unpaid and then due under this Note; (b) Default Interest (defined in Section 2 hereof) as unpaid and then due under this Note, and (c) outstanding and unpaid Principal then due under this Note. Each such payment shall be applied to each Periodic Payment in the order in which such Periodic Payment became due.

Payee agrees and acknowledges that this Note, and the payment of the Obligations evidenced hereby, will be subject to the terms of a subordination agreement (the “Subordination Agreement”) to be executed by and between Payee and the Senior Lender (as defined in the Security Agreement), at the time that the Senior Obligations Documents (as defined in the Security Agreement) are entered into between Maker and the Senior Lender. Payee understands that the terms of the Subordination Agreement will need to be negotiated between the Senior Lender and Payee, but agrees and covenants that the following terms and conditions will be acceptable to Payee:

(a) payment of the Obligations will be subordinate to the payment of the Senior Obligations (as defined in the Security Agreement), and for purposes of clarity, the parties agree that this subsection (a) shall in no way constitute or be construed to be a waiver of Payee’s ability to declare a Maker Payment Default;

(b) the security interests granted by Maker to the Payee pursuant to the Security Agreement or otherwise to secure the payment and performance of the Obligations will be subject to and subordinate in priority to the security interests and liens granted by Maker to the Senior Lender to secure the payment and performance of the Senior Obligations;

(c) so long as no default in the payment or performance of the Senior Obligations has occurred, regularly scheduled payments of principal and interest on the indebtedness evidenced by this Note will be permitted by the Senior Lender;

(d) upon a default in the payment or performance of any of the Senior Obligations,

(i) payment of the Obligations will be blocked and subject to a specified standstill period until the earlier of (A) the date on which such default in the Senior Obligations has been fully cured or the Senior Obligations have been paid in full, and (B) 360 days after the date on which Payee obtains a Judgment (as hereinafter defined) as described in subsection (e) below, and

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(ii) except to the extent set forth in subsection (e), enforcement or remedial actions by the Payee to enforce payment of any of the Obligations or any of its rights or remedies under this Note or the Security Agreement will be blocked and subject to a specified standstill period until the earlier of (A) the date on which such default in the Senior Obligations has been fully cured or the Senior Obligations have been paid in full, and (B) 360 days after the date on which Payee obtains a Judgment; and

(e) upon the occurrence and during the continuation of a Maker Payment Default, Payee may obtain a judgment with respect to the Obligations (a “Judgment”), but collection, enforcement or remedial actions by the Payee to collect or enforce payment thereof or of any Obligation, or any of Payee’s rights or remedies under this Note or the Security Agreement, will be blocked and subject to a specified standstill period until the earlier of (A) the date on which any default in the Senior Obligations has been fully cured or the Senior Obligations have been paid in full, and (B) 360 days after the date on which Payee obtains a Judgment.

Maker agrees that Payee’s election to abide by, and not deviate from, the terms set forth above in Payee’s negotiations with the Senior Lender regarding the terms of the Subordination Agreement shall not constitute a breach by Payee of any duty to act in good faith or in a commercially reasonable manner.

Payee also agrees and acknowledges that, at Maker’s election at any time (such election, a “Guaranty Event”), Maker may elect to terminate the Security Agreement and all security interests granted to Payee pursuant thereto, to trigger the Purchase Obligation (as defined in the Ground Lease) under the Ground Lease, and to provide Payee with written Guaranties (as hereinafter defined) of this Note from the owners of each of the members of the Maker, which members are direct or indirect wholly-owned subsidiaries of Delaware North Companies Gaming & Entertainment, Inc. (“DNC”) and of Churchill Downs Incorporated (“CDI”) (each of DNC and CDI, collectively, the “Parent Companies”, and each, a “Parent Company”). Provided that the Parent Companies directly or indirectly own, collectively, one hundred percent (100%) of the financial interests or rights in and of Maker, Maker and Payee agree that they shall, within thirty (30) days following the delivery of written notice by Maker to Payee that Maker is electing to trigger the Guaranty Event, take any and all actions deemed reasonably necessary or appropriate by the Maker and Payee to (a) terminate the Security Agreement and Payee’s security interest thereunder, and all other rights and duties of the respective parties thereunder, and to file a UCC termination or release of any financing statement filed by Payee as secured party thereunder, and return any collateral then held by Payee in its possession as secured party to Maker, (b) close on the Purchase Obligation, and have Maker, as tenant, together with the lessor under the Ground Lease, proceed with the actions to be taken pursuant to the Purchase Obligation as set forth in the Ground Lease, and (c) confirm Payee’s receipt of the written Guaranties of the Parent Companies. In connection with the foregoing, the Parent Companies will simultaneously provide Payee with unconditional pro rata guaranties of this Note, with each such Parent Company, as guarantor, guaranteeing the payment of a pro rata portion of the Obligations evidenced by this Note, based upon the direct and indirect percentage ownership interests of each such Parent Company in the financial interests or rights of Maker, and with the result that payment of all Obligations evidenced by this Note is severally but not jointly guaranteed by the Parent Companies. For purposes of the foregoing, “Guaranties” means the full and unconditional agreement to pay all Obligations of this Note in accordance with the terms and provisions of Sections 1.1 and 1.2 hereof.

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1.2 MANNER OF PAYMENT

All sums paid by Maker to Payee with respect to the Obligations under this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any Periodic Payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

1.3 PREPAYMENT

Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding and unpaid balance of the Principal of this Note. Any partial prepayments shall be applied to installments of principal in the inverse order of their maturity.

1.4 CHANGE IN CONTROL

Unless Payee shall have consented thereto in writing, immediately upon the occurrence of a Change in Control (hereinafter defined) of Maker, the entire outstanding and unpaid balance of the Principal of this Note, together with all accrued and unpaid Base Interest and Default Interest thereon shall be immediately due and payable without demand by Payee. “Change in Control” means (a) the holders of a majority of the voting rights of Maker as of the date of execution of the Agreement and/or their respective Affiliates (“Control Persons”) cease to hold a majority of the voting rights of Maker as the result of one or more than one sale, transfer, relinquishment, delegation (by proxy, power of attorney or otherwise); (b) the sale, transfer or exchange of all or substantially all of the assets of Maker and its subsidiaries, in each case other than to an Affiliate of Maker; or (c) the sale, transfer or assignment by Maker of (i) any horse racing permit issued or regulated by any department, agency or commission of the state of Ohio and utilized in connection with harness racing at the Raceway Facilities or the New Facility or (ii) any license or permit that is needed by Maker to operate video lottery terminals as a video lottery terminal licensee at the Raceway Facilities or the New Facility under Chapter 3770 of the Ohio Revised Code, in each case other than to an Affiliate of Maker. Notwithstanding anything in this Note to the contrary, any partial or total transfer of voting rights, assets or racing or gaming permits between Members of Maker existing as of the date on which this Note is issued shall not be considered a “Change of Control.”

1.5 RIGHT OF SET OFF

Maker shall have the right to withhold and set off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 11.1(b) thereof. Any amount of setoff by Maker to which it is entitled under the Agreement shall be deemed to be, in the amount thereof, a payment of Maker’s Obligations hereunder and shall not be deemed to be a prepayment under Section 1.3 hereof by Maker.

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2.	DEFAULT INTEREST

If an Event of Default (defined in Section 3 below) arises or occurs and is not corrected, eliminated or cured within 30 days after it arises or occurs, in addition to the Base Interest provided herein there shall be additional interest (“Default Interest”) on the outstanding and unpaid balance of Principal as of the date the Event of Default arose or occurred in the amount of three percent (3%) per annum. Default Interest shall be charged and shall apply from the date that the Event of Default arose or occurred and shall continue until the outstanding and unpaid Principal then due and owing is paid in full.

3.	DEFAULT

3.1 Each of the following events shall be deemed an “Event of Default” hereunder:

(a)	failure by Maker to pay or cause to be paid any Obligation in full as the same shall become due and payable, or within ten (10) days thereafter (a “Maker Payment Default”); or

(b)	failure to observe or perform any material covenant, agreement or provision contained in the Agreement beyond any applicable grace or cure period; or

(c)	a default, if it continues beyond a grace or cure period, by Maker in paying or performing any obligation imposed upon Maker with respect to any indebtedness of Maker in excess of $500,000.00 (“Material Indebtedness”), regardless if such Material Indebtedness is owed to any lender, vendor, supplier or licensor (including the state of Ohio or any of its agencies, commissions, or departments); or

(d)	if Maker shall become involved in financial difficulties, as evidenced by any of the following events: (i) generally not paying debts as they become due; (ii) making an assignment for the benefit of creditors or the commencement of any similar debt relief proceeding, whether judicial or otherwise; (ii) consenting to or applying for appointment of a trustee, interim trustee, custodian, or receiver for all or any material portion of any of its property; (iv) voluntary commencement by Maker of any action or proceeding under any other federal or state bankruptcy, insolvency, composition, debtor relief, reorganization, or other similar law, and failure to obtain dismissal or stay of the proceeding within sixty (60) days of its commencement; (v) involuntary commencement of such a proceeding against Maker and entry of either an order of insolvency, composition, debtor relief, reorganization or other similar order, and failure to obtain dismissal or stay of the proceeding within sixty (60) days of its commencement; or (vi) dissolution or suspension of the corporate charter (except any administrative dissolution or suspension that is subsequently cured), insolvency, or failure or suspension of the usual business of Maker; or

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(e)	the entry of any judgment or lien against Maker in favor of any third person in excess of $50,000,000.00 which judgment or lien is not satisfied, discharged or bonded off within sixty (60) days from the date of entry of said judgment or lien and which is not otherwise stayed or the subject of an appeal filed by Maker in connection with same.

Upon the occurrence of any Event of Default, all Obligations of and under this Note, as are then outstanding and unpaid, shall immediately become due and payable, without demand made therefor, and without notice to any person, and Payee shall have all remedies, including as a secured party, under law and equity to enforce its rights under this Note. In addition, any waiver by Payee’s of any of its rights hereunder, including the imposition of Default Interest and the right to accelerate Maker’s payment of Obligations by declaring the Obligations of this Note immediately due and payable, must be made in writing and cannot be waived by oral representation or the submission to the Maker of a billing statement.

4.	SECURITY

The Obligations of the Maker under this Note are secured pursuant to the Security Agreement.

5.	NON-NEGOTIABILITY

This Note is non-negotiable. Neither Payee nor Maker may assign its rights or obligations under this Note without the prior written consent of the other, and any attempted assignment without such consent shall be void ab initio. The foregoing notwithstanding, the parties acknowledge and agree that, other than the issue of negotiability, the provisions of this Note will be interpreted in accordance with Ohio Revised Code Chapter 1303, including, but not limited to, the official comments and case law interpreting the provisions of said Chapter. The rights of a holder or transferee of this Note are subject to claims or defenses that Maker could assert against Payee. Any claims which Payee has against Maker under this Note may be asserted by any such holder or transferee.

6.	TIME IS OF THE ESSENCE

Time is of the essence in performing and carrying out all of the provisions in this Note.

7.	MISCELLANEOUS

7.1 The failure of Payee to exercise any right herein provided upon the occurrence of any Event of Default shall not constitute a waiver of such right in the event of any continuing or subsequent Event of Default.

7.2 To the extent permitted by applicable law, Maker hereby waives all relief from any and all appraisement or exemption laws now in force or hereafter enacted.

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7.3 Payment of the Obligations and rights of Payee evidenced or created by this Note shall be the obligations of and binding on any and all others who may at any time, as a successor, purchaser, transferee, assignee, or otherwise, become liable for the payment of any or all Obligations of this Note.

7.4 Nothing herein contained or in the Agreement shall be construed or so operate as to require Maker, or any person liable for the payment of any Obligation of this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Maker, or any parties liable for the payment of any Obligation of this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Payee, and all such excess shall be automatically credited against and in reduction of the outstanding and unpaid balance of Principal.

Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing on this Note to be limited to such rate, then any subsequent reduction in the interest rate to which Maker would otherwise be entitled shall be held in abeyance until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on the Note had the interest rate not been limited to the highest rate permissible under applicable law.

7.5 If any provision or any part of any provision contained in this Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or remaining part of the affected provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein and the remaining provisions of this Note shall remain in full force and effect.

7.6 Demand, presentment for payment, notice of dishonor or default, protest, notice of protest and diligence in bringing suit against any party having any liability for payment of the Obligations under this Note are hereby waived by Maker.

7.7 If any legal action, arbitration or other legal proceeding is brought under this Note , in addition to any other relief to which the successful or prevailing party(ies) (the “Prevailing Party”) is entitled, the Prevailing Party shall be entitled to recover (i) all reasonable costs and expenses incurred by the Prevailing Party in such action, arbitration or proceeding and all related appellate proceedings, including, without limitations, reasonable attorneys’ fees, appraisers’ fees, court costs, notice charges and title insurance charges, and said costs and expenses may be included in any judgment or decree rendered by the presiding authority in each such case.

7.8 Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such notice shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For

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purposes of notice, the addresses of the Maker and Payee shall be as set forth below; provided however, that either party shall have the right to change such party’s address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ written notice to the other party.

If to Payee:	Miami Valley Trotting, Inc. 665 North Broadway Street
Lebanon, Ohio 45036
Attn.: Keith Nixon, Jr.

and

Lebanon Trotting Club, Inc.
665 North Broadway Street
Lebanon, Ohio 45036
Attn.: John Carlo

With a mandatory copy to:

Carlile Patchen & Murphy LLP
366 E. Broad Street
Columbus, Ohio 43215
Attn.: Michael A. Smith, Esq.

If to Maker:	Miami Valley Gaming & Racing, LLC
40 Fountain Plaza
Buffalo, New York 14202
Attn: General Counsel

With a mandatory copy to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Attn.: Michael A. Cline, Esq.

7.9 Maker and Payee agree that this Note creates indebtedness of Maker and shall not be construed as, and Maker and Payee waive any right to contend that this Note represents at any time, including upon or after an Event of Default, an equity interest of Payee of or in Maker.

7.10 This Note was executed and delivered by Maker in Warren County, Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. Maker hereby consents to, and by execution of this Note submits to, the personal jurisdiction of the Court of Common Pleas of Warren County, Ohio and the United States District Court sitting in Columbus, Ohio, for the purposes of any judicial proceedings which are instituted for the enforcement of this Note. Maker agrees that venue is proper in either of said courts.

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7.11 PAYEE, BY ACCEPTANCE OF THIS NOTE, AND MAKER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE AND ANY SECURITY AGREEMENT RELATED TO THIS NOTE OR THE RELATIONSHIPS ESTABLISHED HEREBY OR THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO PAYEE AND-MAKER TO ENTER INTO THE TRANSACTION TO WHICH THIS NOTE RELATES. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY PAYEE’S ABILITY TO PURSUE ITS REMEDIES UPON AN EVENT OF DEFAULT HEREUNDER.

IN WITNESS WHEREOF, Maker has executed this Note as of the date set forth above.

Maker:

MIAMI VALLEY GAMING & RACING, LLC

By:

Name:

Title:

Federal Tax Identification Number: 37-1657920

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